Exhibit 10.41



                           LOAN AND SECURITY AGREEMENT

                                     between

                            EAGLE GEOPHYSICAL, INC.,
                                   as Debtor,

                                       and

               NATIONSBANC LEASING CORPORATION OF NORTH CAROLINA,
                                as Secured Party

                          dated as of February 6, 1997


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                                TABLE OF CONTENTS


                                                                           Page


ARTICLE I  DEFINED TERMS; CREDIT FACILITIES; CONDITIONS PRECEDENT...........1
         SECTION 1.1  Definitions...........................................1
         SECTION 1.2  Other Terms...........................................7
         SECTION 1.3  Term Loans............................................7
         SECTION 1.4  Conditions Precedent.................................11

ARTICLE II  SECURITY INTEREST 13
         SECTION 2.1  Grant of Security Interest...........................13
         SECTION 2.2  Security for Secured Obligations.....................15
         SECTION 2.3  Security Interest Absolute...........................15
         SECTION 2.4  Debtor as Agent for Secured Party....................16

ARTICLE III  REPRESENTATIONS, WARRANTIES AND COVENANTS.....................16
         SECTION 3.1  Debtor's Representations and Warranties..............16
         SECTION 3.2  Affirmative Covenants................................20
         SECTION 3.3  Negative Covenants...................................23

ARTICLE IV  INSURANCE, TRANSFER, CONDEMNATION AND EVENT OF LOSS............25
         SECTION 4.1  Insurance............................................25
         SECTION 4.2  Transfer of Collateral...............................27
         SECTION 4.3  Condemnation.........................................27
         SECTION 4.4  Certain Events of Loss...............................27

ARTICLE V  EVENTS OF DEFAULT AND REMEDIES..................................28
         SECTION 5.1  Events of Default....................................28
         SECTION 5.2  Remedies.............................................31
         SECTION 5.3  Proceeds of Collateral...............................34
         SECTION 5.4  Waiver of Rights; Receiver...........................34

ARTICLE VI  INDEMNITY AND EXPENSES.........................................35
         SECTION 6.1  General Indemnity....................................35
         SECTION 6.2  General Tax Indemnity................................37

ARTICLE VII  FURTHER ASSURANCES; ATTORNEY-IN-FACT; DISCHARGE...............38
         SECTION 7.1  Further Assurances...................................38
         SECTION 7.2  Secured Party Appointed Attorney-in-Fact.............39
         SECTION 7.3  Secured Party May Perform............................39
         SECTION 7.4  Secured Party's Duties...............................39
         SECTION 7.5  Continuing Security Interest; Transfer of Note;
                      Termination..........................................40

ARTICLE VIII  MISCELLANEOUS   40
         SECTION 8.1  Notices.40
         SECTION 8.2  Risk of Loss.........................................41
         SECTION 8.3  Powers and Agencies..................................41
         SECTION 8.4  Entire Agreement.....................................41
         SECTION 8.5  Lawful Interest......................................41
         SECTION 8.6  Survival; Severability...............................42
         SECTION 8.7  Binding Effect.......................................42
         SECTION 8.8  Amendment and Waiver.................................43
         SECTION 8.9  Headings; Execution in Counterpart...................43
         SECTION 8.10  Transaction Costs...................................43
         SECTION 8.11  APPLICABLE LAW; CONSENT TO JURISDICTION AND
                       VENUE; WAIVER OF JURY TRIAL.........................43
         SECTION 8.12  Break-Funding Costs.................................44
         SECTION 8.13  Intention of the Parties............................44

EXHIBIT A -- Equipment Description
Schedule 1.3 -- Notice of Borrowing
Schedule 1.3(a) -- Form of Secured Term Note A
Schedule 1.3(b) -- Form of Secured Term Note B




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                           LOAN AND SECURITY AGREEMENT


   THIS LOAN AND SECURITY AGREEMENT dated as of February 6, 1997 (as amended, modified, supplemented, restated and/or replaced from time to time, the "Agreement") is between EAGLE GEOPHYSICAL, INC., a Delaware corporation ("Debtor"), and NATIONSBANC LEASING CORPORATION OF NORTH CAROLINA, a North Carolina corporation ("Secured Party").

PRELIMINARY STATEMENTS:

   (1) Debtor has requested that Secured Party make loans in the aggregate principal amount of $7,563,920.18 to Debtor pursuant to the terms of the Agreement as evidenced by promissory notes in such amount to finance Debtor's acquisition of the Equipment (hereinafter defined).

   (2) Secured Party has agreed to make the Loans to Debtor on the condition, among other things, that Debtor shall have executed and delivered the Notes (hereinafter defined) payable to Secured Party, this Agreement, any required amendment or supplement hereto Granting (hereinafter defined) Secured Party a first priority security interest in the Collateral (hereinafter defined), related UCC-1 financing statements and other filings reasonably deemed necessary or prudent by Secured Party to perfect such security interest.

   NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor and Secured Party hereby agree as follows:

                                    ARTICLE I

             DEFINED TERMS; CREDIT FACILITIES; CONDITIONS PRECEDENT

   SECTION 1.1 Definitions.

   When used in this Agreement, the following capitalized terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

   "Affiliate" means a Person (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, Debtor; (ii) which beneficially owns or holds 10% or more of any class of the voting stock of Debtor, or (iii) of which 10% or more of the voting stock is beneficially owned or held by Debtor or a Subsidiary.

   "Amortization Rate" means (i) for Term Loan A, the interpolated generic two year U.S. Treasury yield as quoted by the Dow Jones/Telerate Inc. system at approximately 11:00 a.m. (Charlotte, North Carolina time) five (5) Business Days prior to the Term Loan A Draw Termination Date plus 1.48% and (ii) for Term Loan B, the interpolated generic three year U.S. Treasury yield as quoted by the Dow Jones/Telerate Inc. system at approximately 11:00 a.m. (Charlotte, North Carolina time) plus 1.56%, in each case expressed on a per annum basis; or, if such data for any reason ceases to be available on the Dow Jones/Telerate Inc. system, the applicable U.S. Treasury yield shall be determined from any publicly available source of similar market data selected by Secured Party; provided, however, to the extent any such date on which the U.S. Treasury yield is to be determined is not a Business Day, then the applicable U.S. Treasury yield in effect on the immediately preceding Business Day shall be the effective yield.

   "Assigned Agreements" has the meaning set forth in Section 2.1(b) hereof.

   "Beneficiary" has the meaning set forth in Section 6.1 hereof.

   "Bills of Sale" means each warranty bill of sale in favor of the Debtor duly executed by the Seller of the Equipment or other evidence of title transfer satisfactory to Secured Party.

   "Break-Funding Costs" means, in the case of any voluntary prepayment of all or any portion of the unamortized balance of the Loans, an amount reasonably determined by Secured Party as shall compensate Secured Party as a result of the inability of Secured Party in its reasonable discretion to redeploy the amount so prepaid at an interest rate equal to or greater than the interest rate on the applicable Loan and for a term equal to the remaining average life of the applicable Loan.

   "Business Day" means any day other than a day on which banking institutions in the states of North Carolina or Georgia are authorized or required by law to close.

   "Closing Date" means February 6, 1997.

   "Collateral" shall have the meaning set forth in Section 2.1 hereof.

   "Default" shall mean an event or occurrence which upon the giving of notice and/or the lapse of time shall constitute an Event of Default.

   "Equipment" means all items of equipment described in Exhibit A attached hereto, together with any replacement parts which may from time to time be incorporated in such equipment and title to which shall have vested in Debtor.

   "Equipment Cost" means, with respect to any item of Equipment, an amount equal to the sum of (a) the total cost paid by Debtor for such item of Equipment plus (b) all excise, sales and use taxes and registration fees paid by Debtor on or with respect to the acquisition of such item of Equipment, both as evidenced by invoices, appraisals and/or bills of sale in form and substance reasonably satisfactory to Secured Party.

   "ERISA" has the meaning set forth in Section 3.1(t) hereof.

   "Eurodollar Rate" for a particular day means the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) for a period of one month and in an amount substantially equal to the requested Term Loan A advance or the requested Term Loan B advance, as appropriate. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) for a period of one month and in an amount substantially equal to the requested Term Loan A advance or the requested Term Loan B advance, as appropriate; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

   "Event of Default" has the meaning set forth in Section 5.1 hereof.

   "Event of Loss" with respect to an item of Equipment means any of the following events: (i) loss of any item of Equipment or of the use thereof due to theft or disappearance prior to the expiration or termination of this Agreement, or the non-existence of any item of Equipment at the expiration or termination of this Agreement, (ii) destruction, damage beyond repair, or rendition of any item of Equipment permanently unfit for normal use for any reason whatsoever,
(iii) any damage to any item of Equipment which results in an insurance settlement with respect to such item of Equipment on the basis of a total loss, or (iv) the condemnation, confiscation, seizure, or requisition of use or title to any item of Equipment by any governmental authority under the power of eminent domain or otherwise.

   "Event of Loss Payment Date" has the meaning set forth in Section 4.3 hereof.

   "Grant" means to grant, bargain, sell, warrant, remise, release, convey, assign, transfer, mortgage, pledge, deposit, set over, confirm or create a security interest under the North Carolina UCC. A grant with respect to any instrument, document or agreement shall include all rights, powers and options (but none of the obligations) of the granting party thereunder, including without limitation the right to generally do anything which the granting party then is or thereafter may be entitled to do thereunder or with respect thereto.

   "Guarantor" means Seitel, Inc., a Delaware corporation.

   "Guaranty" means the Guaranty Agreement dated as of the date hereof, as such may be amended, modified, supplemented, restated and/or replaced from time to time, executed by Guarantor for the benefit of Secured Party.

   "Installment Payment Date" means the last day of each calendar month with respect to Term Loan A and/or Term Loan B.

   "Lien" means any lien, claim, charge, security interest, mortgage and/or other encumbrance.

   "Loans" means each of Term Loan A and Term Loan B.

   "North Carolina UCC" or "UCC" means the North Carolina Uniform Commercial Code, N.C. Gen. Stat. Chapter 25, Articles 1-11, as now in effect and as hereafter amended from time to time.

   "Notes" means each of Secured Term Note A and Secured Term Note B.

   "Notice of  Borrowing"  means a notice of  borrowing  delivered  pursuant  to
Section 1.3(a) or 1.3(b) substantially in the form of Schedule 1.3 hereto.

   "PBGC" has the meaning set forth in Section 3.1(t) hereof.

   "Permitted Contest" means any contest by Debtor with respect to any Lien, tax or imposition referred to in Section 6.2 hereof, so long as Debtor shall contest, in good faith and at its expense, the existence, the amount or the

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validity thereof, the amount of the damages caused thereby, or the extent of its liability therefor, by appropriate Proceedings which do not result in (i) the collection of, or other realization upon, the tax, assessment, levy, fee, rent or Lien so contested, (ii) the sale, forfeiture or loss of any item of Equipment or any material part thereof, or (iii) any interference with the use of any item of Equipment or any material part thereof.

   "Permitted Encumbrances", with respect to the Collateral, means (i) this Agreement and any assignment permitted hereby, (ii) any Lien affecting the Collateral for work or service performed or materials furnished securing amounts which are not yet due and payable or which are not otherwise delinquent and
(iii) any Lien which is the subject of a Permitted Contest and (iv) any other Lien incurred in the ordinary course of business which such Lien does not exceed $50,000.

   "Permitted Lease" shall mean a lease of all the Equipment or any portion thereof entered into between Debtor and a Permitted Lessee; provided, that the following conditions shall be met with respect to each such lease: (i) Secured Party shall have given its prior written consent to such lease; (ii) upon the effective date of such lease, there shall exist no Default or Event of Default and no Liens on any of the Collateral other than the Permitted Encumbrances;
(iii) each such lease shall specify explicitly as a condition to the effectiveness of such lease that (A) Debtor shall remain fully obligated and in compliance with the terms and conditions of this Agreement and (B) upon Secured Party's delivery to the lessee of notice specifying that an Event of Default has occurred and is continuing and that the Secured Party has commenced the exercise of remedies with respect to the Equipment, such lease will automatically terminate and be of no further force or effect and the lessee will cause each item of Equipment then subject to such lease to be delivered to Secured Party at a place to be designated by Secured Party.

   "Permitted Lessee" shall mean any Person which (i) is domiciled in the United States, (ii) in Debtor's reasonable opinion, is financially responsible and
(iii) at the time Debtor enters into such lease, is not the subject of any filing by or against such Person of a petition under any federal bankruptcy law or any federal law replacing or superseding such law or any state bankruptcy law in which such Person is named as debtor.

   "Person" means an individual or a corporation, partnership, trust, association, joint venture, joint stock company, firm or other enterprise or government (or a political subdivision or any agency, department or instrumentality thereof) or other entity of any kind.

   "Plan" means any "employee benefit pension plan" or other "plan" (including a "multiemployer plan" as defined in Section 3(37) of ERISA) established or maintained, as to which contributions have been made, by Debtor or any Affiliate for either of their respective employees and which is covered by Title IV of ERISA or to which Section 412 of the Internal Revenue Code of 1986, as amended applies.

   "Proceeding" means any suit in equity, action at law or other judicial or administrative proceeding.

   "Replacement Equipment" means an item (i) of comparable make, model and manufacture as the item of Equipment with respect to which an Event of Loss has occurred, (ii) selected by Debtor and consented to by Secured Party, such consent not to be unreasonably withheld or delayed, (iii) owned by Debtor free and clear of all Liens and other encumbrances other than Permitted Encumbrances and (iv) having a value, utility and useful life at least equal to, and being in as good operating condition as, the item of Equipment with respect to which the Event of Loss occurred, assuming such item of Equipment was in the condition and repair required by the terms hereof immediately prior to the occurrence of the Event of Loss.

   "Secured Obligations" has the meaning set forth in Section 2.2 hereof.

   "Secured Party" means NationsBanc Leasing Corporation of North Carolina, a North Carolina corporation, and its successors and assigns.

   "Security Instrument" means each of this Agreement, and any other instrument, document, financing statement or agreement with respect to which any right or interest in or with respect to the Collateral has been Granted to Secured Party or has been recorded with the appropriate filing office.
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   "Secured Term Note A" means the promissory note of the Debtor in favor of the
Secured Party dated the Closing Date evidencing Term Loan A as provided pursuant to Section 1.3(a)(iii), as amended, modified, supplemented, extended, renewed or replaced from time to time.

   "Secured Term Note B" means the promissory note of the Debtor in favor of the Secured Party dated the Closing Date evidencing Term Loan B as provided pursuant to Section 1.3(b)(iii), as amended, modified, supplemented, extended, renewed or replaced from time to time.

   "Seller" means each Person executing a Bill of Sale in favor of Debtor with respect to any Equipment.

   "Subsidiary" means any corporation, limited liability company, partnership, joint venture, trust or estate of which (i) more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation; or (ii) the interest in the capital or profits of such corporation, limited liability company, partnership or joint venture; or
(iii) the beneficial interest of such trust or estate is owned directly or indirectly by Guarantor and/or one of its Subsidiaries.

   "Taxes or Other Impositions" has the meaning set forth in Section 6.2 hereof.

   "Term Loan A" means the term loan made pursuant to the provisions of Section 1.3(a).

   "Term Loan A Commitment" has the meaning set forth in Section 1.3(a) hereof.

   "Term Loan B" means the term loan made pursuant to the provisions of Section 1.3(b).

   "Term Loan B Commitment" has the meaning set forth in Section 1.3(b) hereof.

   "Term Loan A Draw Termination Date" has the meaning set forth in Section 1.3(a) hereof.

   "Term Loan B Draw Termination Date" has the meaning set forth in Section 1.3(b) hereof.

   "Termination Value" means, with respect to any or all item(s) of Equipment, an amount equal to the Equipment Cost of such item(s) of Equipment multiplied by the Termination Value Percentage as of such Installment Payment Date.

   "Termination Value Percentage" means the termination value percentage for Term Loan A and/or Term Loan B, as appropriate, as of each Installment Payment Date calculated as of the date on which the Amortization Rate is determined for each of Term Loan A and Term Loan B.

   SECTION 1.2 Other Terms.

   Unless otherwise defined in this Agreement, all terms defined in the North Carolina UCC and used in this Agreement have the meanings set forth in the North Carolina UCC.

   SECTION 1.3 Term Loans.

      (a) Term Loan A. Subject to and upon the terms and conditions and relying upon the representations and warranties herein set forth, the Secured Party agrees to make advances ("Term Loan A") to the Debtor from time to time from the Closing Date to and including February 28, 1997 (as such date may be extended from time to time in the sole discretion of the Secured Party, the "Term Loan A Draw Termination Date") in an aggregate principal amount of up to FIVE HUNDRED FIFTY-SEVEN THOUSAND SEVEN HUNDRED SIXTY-EIGHT AND 14/100 DOLLARS ($557,768.14) (the "Term Loan A Commitment") for the purposes hereinafter set forth. Amounts repaid on Term Loan A may not be reborrowed.

         (i) Term Loan A Advances. So long as the conditions to advances have been satisfied, the Secured Party will make Term Loan A advances to the Debtor from time to time from the Closing Date to the Term Loan A Draw Termination Date upon submission of a Notice of Borrowing substantially in the form of Schedule 1.3 to the Secured Party five (5) Business Days prior to the date of the requested advance. Each such notice shall specify (A) the date of the requested advance (which shall be a Business Day), (B) shall not exceed, taking into account all prior Term Loan A advances, the Term Loan A Commitment, (C) shall be in a minimum amount of $100,000 and
      (D) shall be accompanied by any supporting invoices and requisitions relating to the requested advance. The Secured Party shall make such Term Loan A advances available by deposit to the Debtor's account at the office of Bank One, Texas, N.A. in Houston, Texas.

         (ii) Payment of Principal and Interest.

            (A) Interest During Draw Period. Term Loan A shall be subject to a draw period during which accrued interest shall be payable monthly in arrears on the last day of each calendar month beginning with the first of such dates to occur after the Closing Date. Interest during such draw period shall accrue at the applicable Eurodollar Rate plus 1.30% (computed on the basis of the actual number of days elapsed over a year of 360 days) with respect to the Term Loan A advance made on the Closing Date and with respect to each Term Loan A advance made thereafter throughout the draw period. The Eurodollar Rate applicable to the Term Loan A advance made on the Closing Date shall be determined five (5) Business Days prior to the Closing Date. The Eurodollar Rate applicable to each Term Loan A advance made after the Closing Date shall be determined five (5) Business Days prior to the date of the requested advance.

            (B) Principal and Interest after Draw Period. The Term Loan A Commitment shall bear interest at a fixed rate equal to the Amortization Rate. The Amortization Rate for Term Loan A shall be determined five (5) Business Days prior to the Term Loan A Draw Termination Date. Principal and interest on Term Loan A shall be amortized and payable in thirty-six (36) consecutive level monthly installments beginning with the payment due on March 31, 1997. Payments received on Term Loan A shall be applied first to accrued interest and then to principal in inverse order of maturity.

   Upon the occurrence and during the continuation of an Event of Default hereunder, the principal of and, to the extent permitted by law, interest on Term Loan A hereunder shall bear interest, payable on demand, at a rate equal to 2.0% per annum in excess of the rate otherwise applicable hereunder.

      (iii) Secured Term Note A. Term Loan A shall be evidenced by a duly executed promissory note of the Debtor to the Secured Party dated the Closing Date in an original principal amount equal to the Term Loan A Commitment and substantially in the form of Schedule 1.3(a) hereto.

   (b) Term Loan B. Subject to and upon the terms and conditions and relying upon the representations and warranties herein set forth, the Secured Party agrees to make advances ("Term Loan B") to the Debtor from time to time from the Closing Date to and including April 30, 1997 (as such date may be extended from time to time in the sole discretion of the Secured Party, the "Term Loan B Draw Termination Date") in an aggregate principal amount of up to SEVEN MILLION SIX THOUSAND ONE HUNDRED FIFTY-TWO AND 04/100 DOLLARS ($7,006,152.04) (the "Term Loan B Commitment") for the purposes hereinafter set forth. Amounts repaid on Term Loan B may not be reborrowed.

      (i) Term Loan B Advances. So long as the conditions to advances have been satisfied, the Secured Party will make Term Loan B advances to the Debtor from time to time from the Closing Date to the Term Loan B Draw Termination Date upon submission of a Notice of Borrowing substantially in the form of
   Schedule 1.3 to the Secured Party five (5) Business Days prior to the date of the requested advance. Each such notice shall specify (A) the date of the requested advance (which shall be a Business Day), (B) shall not exceed, taking into account all prior Term Loan B advances, the Term Loan B Commitment, (C) shall be in a minimum amount of $100,000 and (D) shall be accompanied by any supporting invoices and requisitions relating to the requested advance. The Secured Party shall make such Term Loan B advances available by deposit to the Debtor's account at the office of Bank One, Texas, N.A. in Houston, Texas.

      (ii) Payment of Principal and Interest.

         (A) Interest during Draw Period. Term Loan B shall be subject to a draw period during which accrued interest shall be payable monthly in arrears on the last day of each calendar month beginning with the first of such dates to occur after the Closing Date. Interest during such draw period shall accrue at the applicable Eurodollar Rate plus 1.30% (computed on the basis of the actual number of days elapsed over a year of 360 days) with respect to the Term Loan B advance made on the Closing Date and with respect to each Term Loan B advance made thereafter throughout the draw period. The Eurodollar Rate applicable to the Term Loan B advance made on the Closing Date shall be determined five (5) Business Days prior to the Closing Date. The Eurodollar Rate applicable to each Term Loan B advance made after the Closing Date shall be determined five (5) Business Days prior to the date of the requested advance.

         (B) Principal and Interest after Draw Period. The Term Loan B Commitment shall bear interest at a fixed rate equal to the Amortization Rate. The Amortization Rate for Term Loan B shall be determined five (5) Business Days prior to the Term Loan B Draw Termination Date. Principal and interest on Term Loan B shall be amortized and payable in sixty (60) consecutive level monthly installments beginning with the payment due on May 31, 1997. Payments received on Term Loan B shall be applied first to accrued interest and then to principal in inverse order of maturity.

   Upon the occurrence and during the continuation of an Event of Default hereunder, the principal of and, to the extent permitted by law, interest on Term Loan B shall bear interest, payable on demand, at a rate equal to 2.0% per annum in excess of the rate otherwise applicable hereunder.

      (iii) Secured Term Note B. Term Loan B shall be evidenced by a duly executed promissory note of the Debtor to the Secured Party dated the Closing Date in an original principal amount equal to the Term Loan B Commitment and substantially in the form of Schedule 1.3(b) hereto.

   (c) Early Termination. (i) On any Installment Payment Date on or after the second anniversary of the Closing Date, Debtor may, upon sixty (60) days' prior written notice to Secured Party, terminate the Loans and this Agreement. Debtor shall pay to Secured Party on the applicable Installment Payment Date the sum of: (A) the Termination Value as of such Installment Payment Date, plus (B) any Break-Funding Costs, plus (C) any accrued but unpaid interest with respect to either Loan, plus (D) all other obligations owing under the Agreement on the termination date. Upon receipt of the amounts set forth in (A)-(D) above, Secured Party shall release its Lien on the Collateral.

      (ii) On any Installment Payment Date on or after the second anniversary of the Closing Date, Debtor may, upon sixty (60) days' prior written notice to Secured Party, prepay a portion of the Loans in accordance with the terms hereof. Debtor shall have the option to make up to three (3) prepayments in the aggregate on the Loans, each prepayment in an amount not less than $200,000. Debtor shall pay to Secured Party on the applicable Installment Payment Date the sum of: (A) the prepayment amount, plus (B) any Break-Funding Costs, plus (C) any accrued but unpaid interest with respect to the prepayment. Amounts so prepaid under this subsection (c)(ii) shall be applied to outstanding obligations owing under this Agreement in the reasonable discretion of the Secured Party.

   SECTION 1.4 Conditions Precedent.

   The obligation of Secured Party to make any Loan advance shall be subject to the following conditions, as appropriate:

      (a) Conditions to All Advances on Closing Date. Each Loan advance on the Closing Date shall be subject to the delivery to Secured Party of the following originally executed documents (unless otherwise noted) each in form and substance satisfactory to Secured Party and the satisfaction of the other conditions set forth herein:

         (i) the Agreement;

         (ii) the Notes;

         (iii) the Guaranty;

         (iv) evidence of payment (or evidence of exemption) of any and all sales, transfer, use, documentation or similar taxes due in connection with the acquisition of the Equipment by Debtor;

         (v) a secretarial certificate from Debtor: (A) certifying Debtor's articles of incorporation, by-laws and resolutions, with such resolutions authorizing the overall transaction and Debtor's execution, delivery and performance of this Agreement and (B) containing an incumbency certification of Debtor with the name(s), title(s) and specimen signature(s) of the person or persons authorized on behalf of Debtor to execute this Agreement.

         (vi) an officer's certificate from Debtor: (A) stating that no material adverse change has occurred in the condition of Debtor (financial or otherwise) since the date of the last financial statement of Guarantor which has been delivered to Secured Party which would impair the ability of Debtor to pay and perform its obligations under this Agreement and (B) stating that no Default or Event of Default shall have occurred and be continuing as of such date;

         (vii) a secretarial certificate from Guarantor: (A) certifying Guarantor's articles of incorporation, by-laws and resolutions, with such resolutions authorizing the overall transaction and Guarantor's execution, delivery and performance of the Guaranty and (B) containing an incumbency certification of Guarantor with the name(s), title(s) and specimen signature(s) of the person or persons authorized on behalf of Guarantor to execute the Guaranty;

         (viii) an officer's certificate from Guarantor: (A) stating that no material adverse change has occurred in the condition of Guarantor (financial or otherwise) since the date of the last financial statement of Guarantor which has been delivered to Secured Party which would impair the ability of Guarantor to pay and perform its obligations under the Guaranty and (B) stating that no Default or Event of Default shall have occurred and be continuing as of such date;

         (ix) a written opinion of counsel for Debtor and Guarantor;

         (x) copies of the Bills of Sale;

         (xi) certificates of insurance evidencing the coverages required hereunder;

         (xii) Uniform Commercial Code filings as deemed appropriate by Secured Party's counsel duly executed by Debtor and necessary third parties;

         (xiii) good standing certificates from the Secretary of State of Debtor's state of incorporation and the state of Debtor's chief executive office; and

         (xiv) good standing certificates from the Secretary of State of Guarantor's state of incorporation and Guarantor's chief executive office.

         (xv) UCC, tax and judgment lien searches as deemed necessary or advisable by Secured Party;

         (xvi) the absence on the date hereof of any Liens on the Collateral, other than any Permitted Encumbrance in favor of Secured Party; and

         (xvii)  Secured  Party  shall  have  received  such  other   documents,
      certificates, financing statements and other items, in form and substance satisfactory to Secured Party, as Secured Party may request.

   (b) Term Loan Advances after the Closing Date. The obligation of the Secured Party to make Term Loan A advances and/or Term Loan B advances after the Closing Date is subject to satisfaction of the following conditions:

      (i) delivery to the Secured Party of a Notice of Borrowing;

      (ii) no material adverse change in the condition of the Debtor (financial or otherwise) shall have occurred since the Closing Date;

      (iii) the absence on the date of such advance of any Default or Event of Default; and

      (iv) no Lien or other interest shall have been permitted to attach to the Collateral superior or subordinate to the interest of the Secured Party under this Agreement, except for Permitted Encumbrances.

                                   ARTICLE II

                                SECURITY INTEREST

   SECTION 2.1 Grant of Security Interest.

   Debtor hereby Grants to Secured Party a first priority security interest in the following (collectively, the items described in subsections (a)-(d) may be referred to herein as the "Collateral"):

      (a) All right, title and interest of the Debtor in and to the Equipment as the same is now and will hereafter be constituted, whether now owned by the Debtor or hereafter acquired, together with all accessories, equipment, parts and appurtenances appertaining or attached to the Equipment whether now owned or hereafter acquired, and all substitutions, renewals and replacements of and additions, improvements, accessions and accumulations to the Equipment together with all the rents, issues, income, profits and avails thereof.

      (b) All right, title, interest, claims and demands of Debtor in, to and under the following (collectively the "Assigned Agreements"):

         (i) the Bills of Sale;

         (ii) the Permitted Leases; and

         (iii) any and all other contracts and agreements (excluding this Agreement and any supplement or modification thereto and the Notes) relating to the Equipment or any rights or interests therein to which Debtor is now or may hereafter be a party (excluding contracts or agreements by the Debtor with vendors providing for the use of certain Equipment by Debtor to record, produce and distribute seismic data), together with all rights, powers, privileges, licenses, easements, options and other benefits of Debtor under each thereof, including without limitation the right to make all waivers and agreements, to give and receive all notices and other instruments or communications, to take such action upon the occurrence of a default thereunder, including the commencement, conduct and consummation of legal, administrative or other Proceedings, as shall be permitted thereby or by law, and to do any and all other things which Debtor is or may be entitled to do thereunder.

   (c) The proceeds from a sale or transfer of any right, title or interest of Debtor in the Equipment or any portion thereof.

   (d) All proceeds of any and all of the foregoing Collateral, whether now owned or hereafter acquired by Debtor and wherever located, including without limitation:

      (i) cash, accounts receivable, instruments, contract rights, chattel paper, documents of title and any other obligation due to Debtor with respect to or in connection with the foregoing Collateral; and

      (ii) to the extent not otherwise included, all payments under any casualty insurance (whether or not Secured Party is the loss payee thereof), condemnation award, indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral.

      The Collateral shall mean and include all personal property and the proceeds of such personal property described in any and all amendments to this Agreement hereafter executed by Debtor and Secured Party in connection with the Loan.

   SECTION 2.2 Security for Secured Obligations.

   This Agreement secures the payment of all indebtedness and other obligations of Debtor to Secured Party with respect to: the Loans, whether now or hereafter existing, including without limitation Debtor's obligations to Secured Party under the Notes or any other instrument and all amendments thereto and renewals and extensions thereof, whether for principal, interest, fees, expenses or otherwise; all of Debtor's obligations of payment and performance now or hereafter existing under this Agreement, including, without limitation, all amendments hereto and renewals and extensions hereof (all such obligations of Debtor described in this Section 2.2 being, collectively, the "Secured Obligations").

   SECTION 2.3 Security Interest Absolute.

   All rights of Secured Party and security interests hereunder and all Secured Obligations shall be absolute and unconditional, irrespective of:

      (i) any lack of validity or enforceability of the Notes, this Agreement or any other Security Instrument or any other agreement or instrument relating thereto;

      (ii) any change in the time, manner, or place or payment of, or in any other term of, all or any of the Secured Obligations or any other amendment or waiver of or any consent to any departure from the Notes, this Agreement or any other Security Instrument; or

      (iii) any exchange, release or non-perfection of any other collateral, or any release, amendment or waiver of or consent to departure from any guaranty, for all or any of the Secured Obligations.

   SECTION 2.4 Debtor as Agent for Secured Party.

   Title to each item of Equipment shall at all times remain in Debtor so long as any Loans or other obligations under this Agreement remain outstanding; provided, however, that with respect to each item of Equipment subject to motor vehicle titling and registration laws, Secured Party appoints Debtor as the agent of Secured Party and grants Debtor a limited power of attorney for the sole and limited purpose of causing each item of such Equipment to be titled in the name of Debtor with Secured Party noted as the first, and sole, lienholder. Debtor shall keep possession of such original certificates of title and upon reasonable notice Secured Party shall have the right to review such original certificates of title during Debtor's normal business hours. In the case of a Default or an Event of Default, Debtor shall promptly deliver within five (5) Business Days the original certificates of title to Secured Party. The agency and power of attorney created hereby shall immediately terminate upon the occurrence of any Default or Event of Default under this Agreement. ARTICLE III

                    REPRESENTATIONS, WARRANTIES AND COVENANTS

   SECTION 3.1 Debtor's Representations and Warranties.

   Debtor hereby represents and warrants to Secured Party that:

      (a) Debtor is a corporation duly organized and validly existing under the laws of the State of Delaware and has all requisite corporate power, authority and legal right to own its properties, including without limitation the Collateral, to conduct its business as is now being conducted and to execute, deliver and perform its obligations under the Notes, this Agreement, each other Security Instrument to which it is a party and each other document or agreement related to the Collateral to which it is a party. Debtor is fully qualified to do business and is in good standing in each jurisdiction in which the failure to be in good standing would have a material adverse effect on the business or operations of Debtor.

      (b) The execution, delivery and performance by Debtor of the Notes, this Agreement and each other Security Instrument to which it is a party are within Debtor's corporate powers, have been duly authorized by all requisite corporate action, do not contravene Debtor's charter or by-laws or any law, governmental rule or regulation, or any order, writ, injunction, decree, determination or award currently in effect applicable to, or any contractual restriction binding on or affecting, Debtor or any of its properties, including without limitation the Collateral, and do not result in or require the creation of any Lien, security interest, right of acceleration, charge or encumbrance (other than pursuant to this Agreement) upon or with respect to any of its properties.

      (c) No authorization or approval or other action by, and no notice to or filing (other than the filings referred to in subparagraph (f) below) with, any governmental authority or regulatory body, shareholders or any other Person is required for the due execution, delivery and performance by Debtor of this Agreement or any other Security Instrument to which it is a party.

      (d) The Notes, this Agreement and each other Security Instrument to which Debtor is a party are the legal, valid and binding obligations of Debtor, enforceable against Debtor in accordance with their respective terms, subject, in the case of enforceability, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting creditors' rights generally and to the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      (e) The proceeds of the Loans will be used only to finance the purchase by Debtor of the Equipment; Debtor owns good and marketable title to the Equipment; the Collateral is free and clear of all Liens (except for Permitted Encumbrances in favor of Secured Party); and the Equipment is in good condition and ready for operation. The Equipment is and will retain its character as personal property, and neither Debtor, Guarantor, or any Affiliate or Subsidiary of either Debtor or Guarantor shall affix or attach any item of Equipment in any manner so as to alter the character of the Equipment as personal property subject to the UCC.

      (f) Except for the notation on the certificates of title naming Secured Party as first lienholder with respect to all items of Equipment subject to motor vehicle titling and registration laws, the filing of Uniform Commercial Code financing statements in the office of the Secretary of State of the State of Texas will create a valid perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and all filings and other actions necessary or desirable to perfect and protect such security interests will have been taken. No Person other than Secured Party holds any security interest affecting the Collateral. No effective Security Instrument or other instrument similar in effect covering all or any part of the Collateral is on file in any recording office, except such as may have been filed in favor of Secured Party relating to this Agreement.

      (g) Debtor's chief executive office is located in Harris County, Houston, Texas. The Debtor has not used any trade names or other names.

      (h) Contemporaneously with the execution and delivery of this Agreement, Debtor is delivering to Secured Party evidence of insurance satisfying the requirements of Section 4.1 hereof.

      (i) Debtor is not currently insolvent, as defined in 11 U.S.C. 101(32) nor will it be rendered insolvent by virtue of entering into the Notes, this Agreement or any other Security Instrument to which it is a party or carrying out any of the transactions contemplated hereby or thereby.

      (j) Each financial statement of Guarantor which has been furnished to Secured Party fairly presents the financial condition of Guarantor as of the date of such financial statement. There has been no material adverse change in Guarantor's financial condition since the date of the most current financial statement delivered to Secured Party.

      (k) There is no pending, or to the Debtor's knowledge, threatened, action or Proceeding affecting Debtor, Guarantor or any of their properties before any court, governmental agency or arbitrator which may materially and adversely affect the condition (financial or otherwise) or operations of Debtor, Guarantor or any of their properties or which purports to affect the validity or enforceability of the Notes, this Agreement or any other Security Instrument to which Debtor is a party.

      (l) No Default or Event of Default has occurred and is continuing.

      (m) All sales, transfer, use, documentation or similar taxes, fees or other charges due and payable prior to or as of the date hereof have been paid to the extent such are in connection with the sale to and purchase by Debtor of the Equipment.

      (n) Debtor is not a party to, nor bound by, any contract, agreement or instrument that would conflict with this Agreement, the Notes or any other contracts, agreements or instruments executed in connection with the transactions contemplated by this Agreement.

      (o) Debtor has agreed, and hereby acknowledges, to accept service of process at its address set forth in Section 8.1 hereof in person or by registered or certified mail return receipt requested, postage prepaid, in connection with any Proceeding initiated by Secured Party in any of the courts referenced in Section 8.11 hereof.

      (p) The Debtor has no Subsidiaries.

      (q) Debtor has not incurred any accumulated unfunded deficiency within the meaning of the Employee Retirement Income Security Act of 1974, as amended from time to time ("ERISA") nor has Debtor incurred any material liability to the Pension Benefit Guaranty Corporation ("PBGC") established under such Act (or any successor thereto under such Act) in connection with any Plan. Debtor and its Affiliates are in compliance in all material respects with those provisions of ERISA and the regulations and public interpretations thereunder which are applicable to Debtor and its Affiliates, except for such noncompliance as would not have a material adverse effect on the financial condition of Debtor and its Affiliates, taken as a whole.

      (r) Debtor has filed all income tax returns required to be filed prior to the date hereof with the various governmental entities having taxing authority with respect to Debtor.

      (s) Debtor (i) is not an "investment company" as such term is defined in, or otherwise subject to regulations under, the Investment Company Act of 1940 and (ii) is not a "holding company" as that term is defined in, and is not otherwise subject to regulations under, the Public Utility Holding Company Act of 1935.

      (t) Debtor has not sold, extended any offer to sell nor accepted any offer to purchase regarding any of Debtor's interest in the Collateral or with respect to the transactions described in the Security Instruments or the Notes.

      (u) Debtor has delivered true and accurate copies of the Bills of Sale executed by each Seller with respect to the transfer of the Equipment to Debtor.

   SECTION 3.2 Affirmative Covenants.

   Until all the Secured Obligations shall have been fully paid and satisfied, Debtor covenants and agrees that it shall, unless Secured Party shall have otherwise consented in writing:

      (a) promptly pay the principal of, interest on, and any other amounts due under the Notes as and when the same become due, whether at maturity, by acceleration or otherwise;

      (b) (i) duly, punctually and faithfully perform its obligations under the Notes, this Agreement and each other Security Instrument to which it is a party; (ii) maintain the Liens and security interests created by this Agreement and each other Security Instrument to which it is a party as valid and perfected Liens on and security interests in all of the Collateral, prior in right to any other Lien, security interest, claim or other encumbrance;
   (iii) warrant and defend its interest in and to the Collateral against the claims and demands of all Persons; and (iv) defend, at Debtor's cost, any action, claim or Proceeding affecting the Collateral;

      (c) use the proceeds of the Loans only to finance the purchase by Debtor of the Equipment and maintain good and marketable title to the Equipment, free and clear of any Liens, security interests, charges or encumbrances except for the security interest created by this Agreement and Permitted Encumbrances;

      (d) notify Secured Party at least thirty (30) days prior to the changing of the chief executive office of the Debtor from the location specified in
   Section 3.1(g);

      (e) at no expense to Secured Party, cause each item of Equipment to be serviced, maintained and preserved in the same condition, repair and working order as when new, ordinary wear and tear excepted, and in accordance with any manufacturer's suggested or approved maintenance program and warranty requirements, and shall, in the case of any loss or damage to any item of Equipment, promptly furnish to Secured Party a statement respecting any such loss or damage and (unless an Event of Loss shall have occurred with respect to an item of Equipment) as quickly as practicable after the occurrence thereof make or cause to be made all repairs, replacements and other improvements in connection therewith which are necessary or desirable to keep each item of Equipment in proper working order;

      (f) permit Secured Party to inspect the Equipment during normal business hours upon reasonable prior notice to Debtor;

      (g) from time to time execute and deliver all such supplements and amendments hereto and to any other Security Instrument, and all such financing statements, continuation statements, instruments of further assurance and other instruments, and take such other action, as the Secured Party requests and reasonably deems necessary or advisable to: (i) further Grant, maintain or preserve the Lien and security interest contemplated by this Agreement or carry out more effectively the purposes hereof; (ii) perfect or protect the validity of any Security Instrument or of any Grant made or to be made by this Agreement; or (iii) enforce any Security Instrument or preserve and defend title to the Collateral and the rights of the Secured Party therein against the claims of all Persons and parties;

      (h) comply with all of its representations, warranties and covenants set forth in this Agreement, in the Notes and each Security Instrument to which it is a party; and punctually perform and observe all of its obligations and agreements contained in this Agreement, in the Notes and each Security Instrument to which it is a party;

      (i) promptly notify the Secured Party of any default by any Person under any Security Instrument;

      (j) remain a duly organized and validly existing corporation under the laws of the state of its incorporation and remain duly qualified to do business and in good standing in each jurisdiction in which the failure to be in good standing would have a material adverse effect on the business or operations of Debtor;

      (k) comply in all material respects with all applicable laws, rules, regulations and orders; and preserve and maintain all federal, state and local licenses, privileges, franchises, certificates and other permits necessary for the operation of its business and the operation of each item of Equipment;

      (l) pay or cause to be paid promptly when due (i) (subject to the right of Debtor, in accordance with the provisions of this Agreement to obtain extensions of the date on which such taxes are due) all property and other taxes (including without limitation income, sales, use, franchise and gross receipts taxes) and governmental charges or levies which are at any time or from time to time levied upon or assessed against it or any item of Equipment or are otherwise associated with the ownership, use or operation of any item of Equipment (except such taxes levied on the net income of Secured Party) and (ii) all claims (including without limitation claims for labor, materials and supplies) against any item of Equipment; provided, that Debtor may contest any such tax or claim by appropriate Proceedings so long as such Proceedings shall suspend the collection thereof, no part of the Collateral would be subject to sale, forfeiture or diminution during the pendency of such Proceedings, Debtor shall have furnished such security as may be required in the Proceedings or reasonably requested by Secured Party, Debtor conducts such contests in good faith and with due diligence, and promptly after the final determination of each such contest, Debtor pays all amounts which shall be determined to be payable in respect thereof;

      (m) within 120 days after the end of each fiscal year furnish to the Secured Party unaudited year end financial reports of the Debtor including without limitation (i) a balance sheet and (ii) statements of income and retained earnings, all prepared in accordance with generally accepted accounting principles consistently applied and certified by the president, chief financial officer or any vice president of Debtor who prepared such financial statements as being true and accurate and fairly representing the financial condition of Debtor;

      (n) promptly report to Secured Party the commencement of any Proceeding against Debtor if such litigation reasonably would be expected to, in the event of an unfavorable outcome, cause an Event of Default, have a material adverse effect on Debtor's financial condition or operations, affect the validity or enforceability of the Notes, this Agreement or any of the Security Instruments or affect priority or enforceability of Secured Party's security interest in any of the Collateral;

      (o) promptly notify Secured Party in writing if a Default or an Event of Default has occurred;

      (p) upon the replacement of an item of Equipment with Replacement Equipment, Debtor, at its own expense, will promptly (i) cause a supplement hereto, in form and substance satisfactory to Secured Party, subjecting such Replacement Equipment to this Agreement, to be duly executed by Debtor, (ii) furnish Secured Party with such evidence of Debtor's title to such Replacement Equipment, of the condition of such Replacement Equipment, and of compliance with the insurance provisions hereof with respect to such Replacement Equipment and (iii) take such other action as Secured Party may request in order that such Replacement Equipment be duly and properly titled in Debtor and subject to this Agreement to the same extent as the item of Equipment replaced thereby;

      (q) (i) at all times, make prompt payment of all contributions required under its Plans and required to meet the minimum funding standard set forth in ERISA with respect to its Plans; (ii) notify Secured Party immediately of any fact, including, but not limited to, any Reportable Event (as defined in ERISA) arising in connection with any of its Plans, which might constitute grounds for termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan, together with a statement, if requested by the Secured Party, as to the reason therefor and the action, if any, proposed to be taken with respect therefor; and (iii) furnish to Secured Party upon its request, such additional information concerning any of its Plans as may be reasonably requested;

      (r) Debtor shall pay, and save Secured Party harmless against, any and all losses, judgments, decrees and costs (including, without limitation, all reasonable attorneys' fees and expenses) in connection with any Permitted Contest and shall promptly after the final settlement, compromise or determination (including any appeals) of such contest, fully pay and discharge the amounts which shall be levied, assessed, charged or imposed or be determined to be payable therein or in connection therewith, together with all penalties, fines, interest, costs and expenses thereof or in connection therewith, and perform all acts, the performance of which shall be ordered or decreed as a result thereof.

   SECTION 3.3 Negative Covenants.

   Until the Secured Obligations shall have been fully paid and satisfied, Debtor shall not, without the prior written consent of Secured Party:

      (a)(i) sell, lease, assign, transfer, convey, Grant an interest in, exchange or otherwise dispose of any of the Collateral or any part thereof or
   (ii) cause or permit any subleasing of any of the Equipment (except that Debtor may lease any or all items of Equipment to a Permitted Lessee pursuant to a Permitted Lease);

      (b) create or suffer to exist any Lien affecting the Collateral or any part thereof, other than in favor of Secured Party or other Permitted Encumbrances;

      (c) use the Equipment for any unlawful purpose;

      (d) dissolve, wind up or liquidate or seek or permit the dissolution or liquidation of Debtor in whole or in part;

      (e) [intentionally omitted];

      (f) as against Secured Party, claim any credit on, or make any deduction from, the principal or interest payable on the Notes, whether by reason of the payment of any taxes levied or assessed upon any of the Collateral, or otherwise;

      (g) take or permit any action which would result in an Event of Default;

      (h) [intentionally omitted];

      (i) [intentionally omitted];

      (j) enter into any new line of business or operation not currently in existence with respect to the Debtor or materially alter its existing operations;

      (k) consolidate with or merge into any other corporation or sell, assign, convey, transfer or lease substantially all of its assets as an entirety to any Person unless:

         (i) Debtor is the surviving entity of any such consolidation or merger; or

         (ii) (A) the corporation formed by such consolidation or into which Debtor is merged, or the Person which acquires by conveyance, transfer or lease of substantially all of the assets of Debtor as an entirety, shall be a solvent corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia and shall execute and deliver to Secured Party an agreement containing an effective assumption by such successor, transferee or lessee corporation of the due and punctual performance and observance of each covenant and condition of this Agreement;

            (B)   immediately   prior  to  and  after  giving   effect  to  such
         transaction, no Default or Event of Default shall have occurred and be continuing;

            (C) Debtor shall have delivered to Secured Party a certificate signed by an officer of Debtor and an opinion of Debtor's counsel satisfactory in form and substance to Secured Party stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause 3.3(k)(ii)(A) above comply with the requirements of this Section 3.3(k) and that all conditions precedent herein provided for relating to such transaction have been complied with.

   Upon any consolidation or merger in which Debtor is not the surviving corporation, or any conveyance, transfer or lease of substantially all the assets of Debtor as an entirety in accordance with this Section 3.3(k), the successor corporation formed by such consolidation or into which Debtor is merged or to which such conveyance, transfer or lease is made (x) shall succeed to, and be substituted for (but without release of Debtor from any of its obligations hereunder) and (y) may exercise every right and power of, Debtor under this Agreement with the same effect as if such successor corporation had been named as a Debtor herein.

      (l) attach or affix any item of Equipment in any manner so as to alter the character of the Equipment as personal property subject to the UCC.

                                   ARTICLE IV

               INSURANCE, TRANSFER, CONDEMNATION AND EVENT OF LOSS

   SECTION 4.1 Insurance.

   (a) Property and Liability Insurance. So long as this Agreement is in effect, Debtor shall maintain and keep in force, or cause to be maintained and kept in force, without cost or expense to Secured Party, with respect to all items of Equipment prior to the expiration or earlier termination of this Agreement (i) all-risk property damage insurance in an amount not less than the aggregate
Termination Value for all items of Equipment of such type as shall be satisfactory to Secured Party and (ii) commercial general liability insurance, including blanket contractual and personal injury insurance, covering any risks which Secured Party or Debtor might incur by reason of the use or operation of the Equipment in or over any area, in an amount not less than $6,000,000 per occurrence. Such insurance policy or policies referenced to in clause (i) of the preceding sentence will name Secured Party as a loss payee to the extent of its interest; provided, that upon verification by Secured Party that all amounts owing to Secured Party under the Agreement, the Notes or any other Security Instrument have been paid in full, then Secured Party shall remit all remaining property damage insurance proceeds, respecting any item of Equipment, to the extent such proceeds are controlled by Secured Party, to Debtor. Such insurance policy or policies referenced to in clause (ii) of the preceding sentence will name Secured Party as an additional insured. Each of the policies required by this Section 4.1 will provide that (A) the same may not be invalidated against Secured Party by reason of (1) any violation of a condition or breach of warranty of the policies or the application therefor by any Person excepting Secured Party, (2) the use of any item of Equipment for purposes not permitted by such policies by any Person excepting Secured Party, (3) any foreclosure proceeding or notice of sale regarding any item of Equipment or (4) the title or beneficial ownership of any item of Equipment being held by a party other than Debtor; (B) the policies may be canceled or materially amended by the insurer only after thirty (30) days' prior written notice to Secured Party; (C) the interests of Secured Party in such insurance policies (except with respect to commercial general liability) are assignable and (D) such insurance policies shall be primary insurance. Each of the policies required by this Section 4.1 shall otherwise be reasonably satisfactory to Secured Party. The policies of insurance required under this Section shall be valid and enforceable policies issued by insurers of recognized responsibility acceptable to Secured Party. On or before the date hereof, and thereafter at intervals of not more than twelve months, Debtor will furnish or cause to be furnished to Secured Party a certificate or other evidence satisfactory to Secured Party signed by an independent insurance broker certifying to Secured Party's satisfaction that Debtor has insurance in place with respect to all items of Equipment which complies with the insurance requirements of this Agreement. If Debtor shall fail to cause the insurance required under this Section 4.1 to be carried and maintained, Secured Party may, but shall have no obligation to, provide such insurance and Debtor shall reimburse Secured Party upon demand for the cost thereof as a supplemental payment hereunder in addition to other amounts owing with respect to the Notes or this Agreement.

   SECTION 4.2 Transfer of Collateral.

   Except as otherwise expressly provided by the provisions of this Agreement, Debtor will not (prior to the satisfaction of all Obligations) lease, Grant or otherwise transfer the Collateral or any part thereof or any interest therein to any party other than Secured Party without Secured Party's prior written consent and any and all such transfers shall be made under and subject to Secured Party's security interest in such Collateral hereunder. Prior to or simultaneously with any such transfer, the transferee shall accept, agree to and execute an agreement assuming Debtor's Obligations to Secured Party, in form and substance satisfactory to Secured Party.

   SECTION 4.3 Condemnation.

   Immediately upon obtaining knowledge thereof, Debtor shall notify Secured Party of any condemnation or other eminent domain Proceedings with respect to any item of Equipment. Secured Party may participate in any such Proceedings, and Debtor shall provide Secured Party with all instruments required by it to permit such participation upon obtaining actual knowledge thereof. Debtor shall pay all reasonable fees and expenses incurred by Secured Party in connection with Secured Party's participation in any such Proceedings. All proceeds arising from any such eminent domain Proceedings shall be paid to and applied by the Secured Party as specified in Section 5.3 hereof.

   SECTION 4.4 Certain Events of Loss.

   Upon the occurrence of an Event of Loss with respect to any item of Equipment, Debtor shall pay Secured Party within thirty (30) days after receipt of insurance proceeds after the occurrence of such Event of Loss (but in no event shall such period extend 120 days beyond the date of the occurrence of such Event of Loss) or, if such day is not a Business Day, on the next occurring Business Day (the "Event of Loss Payment Date") an amount equal to the sum of
(a) the Termination Value (computed as of the Installment Payment Date immediately preceding the Event of Loss Payment Date) for the items of Equipment then subject to the Event of Loss, plus (b) all accrued but unpaid interest, plus (c) any Break-Funding Costs with respect to the items of Equipment then subject to the Event of Loss, plus (d) all other obligations owing hereunder on the Event of Loss Payment Date. Upon payment of the amounts set forth in (a)-(d) above, Secured Party shall release its Lien on the items of Equipment then subject to the Event of Loss.


                                    ARTICLE V

                         EVENTS OF DEFAULT AND REMEDIES

   SECTION 5.1 Events of Default.

   Any of the following occurrences or acts shall constitute an event of default under this Agreement (individually, an "Event of Default"):

      (a) Debtor shall fail to pay any principal of, or interest on, the Notes or any other indebtedness of Debtor to Secured Party, now or hereafter existing, within five (5) Business Days from the date the same shall be due and payable, whether at maturity, by acceleration or otherwise; or

      (b) Except as specified in Section 5.1(a), Debtor shall default in the payment of any costs or expenses incurred by Secured Party in connection herewith or any other amounts hereunder or under the Notes within ten (10) Business Days from the date on which Secured Party notifies Debtor of such default; or

      (c) Debtor shall fail to observe the terms and covenants of Sections 3.2(b)(ii), 3.2(c), 3.2(l), 3.3(a)-(l) or 4.1; or

      (d) Except as otherwise specified in Sections 5.1(a)-(c), Debtor shall fail to perform or observe any other term, covenant or agreement contained in the Notes, this Agreement or any other Security Instrument and such failure shall remain unremedied for a period of thirty (30) days from either the date Debtor first knows of such failure or the date on which Secured Party notifies Debtor of such failure; or

      (e) Any representation or warranty made by Debtor in the Notes, this Agreement, any other Security Instrument or in any certificate or other document delivered pursuant hereto or thereto shall prove to have been incorrect or misleading in any material respect when made; or

      (f) Debtor shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any Proceeding shall be instituted by or against Debtor seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, liquidation, arrangement, adjustment or composition of it or its debt under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking appointment of a receiver, custodian, trustee, or other similar official for it or for any substantial part of its property, and, in the case of any such Proceeding instituted against Debtor, it shall remain undismissed for a period of sixty
   (60) days; or Debtor shall take any action to authorize any of the actions set forth in this subsection (f); or

      (g) This Agreement shall, for any reason, except to the extent permitted by the terms hereof, cease to create a valid first priority Lien on and perfected first priority security interest in any of the Collateral purported to be covered hereby; or

      (h) Any provision of the Notes, this Agreement or the other Security Instruments shall cease to be valid and binding on Debtor, as a signatory thereto, or Debtor shall so state in writing; or Secured Party shall be deprived of any of the benefits of the Note, this Agreement or any other Security Instrument for any reason whatsoever; or

      (i) For any reason whatsoever, Debtor is not entitled to or does not possess the property rights or other rights regarding the Collateral which have been assigned or transferred to Secured Party; or

      (j) Debtor shall dissolve or any action shall be taken by Debtor to wind up or liquidate Debtor's business, affairs or property or assets or Debtor shall announce its intention to do so without Secured Party's prior written consent; or

      (k) Any sale, transfer, conveyance, abandonment, condemnation, partition or change in ownership of any item or items of Equipment in excess of $50,000, or any portion thereof shall occur, whether in one transaction or a series of transactions without Secured Party's prior written consent; or

      (l) An attachment or other Lien shall be filed or levied against a substantial part of the property of Debtor (or any Affiliate of Debtor) and such judgment shall continue unstayed and in effect, or such attachment or Lien shall continue undischarged or unbonded, for a period of sixty (60) days; or

      (m) Guarantor  shall fail to make a payment under the Guaranty within five
   (5) Business Days from the date such payment is due; or

      (n) Except as specified in Section 5.1(m), Guarantor shall fail to perform or observe any other term, covenant or agreement contained in the Guaranty and such failure shall remain unremedied for a period of thirty (30) days from either the date Guarantor first knows of such failure or the date on which Secured Party notifies Guarantor of such failure; or

      (o) Any representation or warranty made by Guarantor in the Guaranty or in any certificate or other document delivered pursuant thereto shall prove to have been incorrect or misleading in any material respect when made; or

      (p) Guarantor shall admit in writing its inability to pay its debts, or shall make a general assignment for the benefit of creditors; or any Proceeding shall be instituted by or against Guarantor seeking to adjudicate it bankrupt or insolvent, or seeking reorganization, liquidation, arrangement, adjustment or composition of its finances or debt under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking appointment of a receiver, custodian, trustee, or other similar official for its finances or for any substantial part of its property, and, in the case of any such Proceeding instituted against Guarantor, it shall remain undismissed for a period of sixty (60) days; or Guarantor shall take any action to authorize any of the actions set forth in this subsection (p); or

      (q) Guarantor (or any Affiliate of Guarantor) shall be in default (i) under any lease, loan agreement or other agreement, instrument or document respecting any such obligation of Guarantor (or any Affiliate of Guarantor) in excess of $10,000,000, now or hereafter entered into between Guarantor (or any Affiliate of Guarantor) and Secured Party, or between Guarantor (or any Affiliate of Guarantor) and any parent, subsidiary or affiliate of Secured
   Party, and such default shall have been declared by the party entitled to declare the same, (ii) under any promissory note, now or hereafter executed by Guarantor (or any Affiliate of Guarantor) and delivered to any party referred to in clause (i) above evidencing a loan made by any such party to Guarantor (or any Affiliate of Guarantor) or (iii) in the payment of any single amount due by Guarantor (or any Affiliate of Guarantor) to any Person (other than Secured Party, or any parent, subsidiary or affiliate of Secured Party) in excess of $10,000,000 (excluding any such obligation which is being contested in good faith by Guarantor (or any Affiliate of Guarantor) by appropriate proceedings, and the liability for which has not been reduced to judgment) relating to the payment of borrowed money or the payment of rent or hire under any lease agreement and such default shall have continued for more than thirty (30) days after the date Guarantor (or any Affiliate of Guarantor) obtained knowledge or received notice thereof; or an attachment or other Lien shall be filed or levied against a substantial part of the property of Guarantor or Debtor and such judgment shall continue unstayed and in effect, or such attachment or Lien shall continue undischarged or unbonded, for a period of sixty (60) days; or

      (r) Any provision of the Guaranty shall cease to be valid and binding on Guarantor, as a signatory thereto, or Guarantor shall so state in writing; or Secured Party shall be deprived of any of the benefits of the Guaranty for any reason whatsoever; or

      (s) Any action shall be taken by Guarantor to wind up or liquidate Guarantor's business, affairs or property or assets or Guarantor shall announce his intention to do so without Secured Party's prior written consent.

   SECTION 5.2 Remedies.

   If any Event of Default shall have occurred and be continuing:

      (a) the Secured Party may do one or more of the following:

         (i) declare the Notes and all interest thereon and all other Secured Obligations to be forthwith due and payable, whereupon the Notes, all such interest and all Secured Obligations shall become and be forthwith due and payable, without presentation, demand, protest or further notice of any kind, all of which are hereby expressly waived by Debtor;

         (ii) exercise, in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC and/or other applicable law and also (A) require Debtor to, and Debtor hereby agrees that it will at its expense and upon the request of Secured Party forthwith, assemble all or part of the Collateral as directed by Secured Party and make it available to Secured Party at a place to be designated by Secured Party and (B) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of Secured Party's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as Secured Party may deem commercially reasonable. Debtor agrees that, to the extent notice of sale shall be required by law, at least fifteen (15) days' notice to Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned;

         (iii) to the extent permitted by applicable law, bring suit at law, in equity or through other appropriate Proceedings, whether for the specific performance of any covenant or agreement contained in this Agreement or any of the other Security Instruments, for an injunction against a violation of any of the terms hereof or thereof, in aid of the exercise of any power Granted hereby or thereby, or by law, to recover judgment for any and all amounts due on the Notes, this Agreement, any of the other Security Instruments or otherwise, including, without limitation, any deficiency remaining after foreclosure hereunder;

         (iv) exclude Debtor from the Collateral and take immediate possession of interest therein, and, at the expense of Debtor, maintain, repair, alter, use, add to, improve, insure, lease, operate and manage the Collateral in such manner as Secured Party shall see fit; and

         (v) take any other appropriate action to protect and enforce the rights and remedies of Secured Party hereunder, or under or in respect of any other Security Instrument, or otherwise.

      (b) Notwithstanding any provision to the contrary contained in this Agreement, the Notes or any other Security Instrument, the unpaid principal amount of the Notes and all accrued interest and other sums payable under the Notes or under this Agreement shall be forthwith payable upon a sale of any portion of the Collateral pursuant to subsection (a)(ii) of this Section 5.2. All earnings, revenues, proceeds, rents, issues, profits and income derived pursuant to subsection (a)(iv) of this Section 5.2 (after deducting costs and expenses of operation and other proper charges), all proceeds of any such sale and all other money and property received or recovered by the Secured Party pursuant to this Section 5.2 shall be held and applied as set forth in
   Section 5.3 hereof.

      (c) The power to effect any sale under this Section 5.2 shall not be exhausted by any one or more sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until all of the Collateral shall have been sold or all of the Secured Obligations shall have been paid in full.

      (d) Secured Party may bid for and acquire any portion of the Collateral in connection with a sale thereof under this Section 5.2, and may pay all or part of the purchase price by crediting against amounts owing on the Secured Obligations, all or part of the net proceeds of such sale after deducting the costs, charges and expenses incurred by Secured Party in connection with such sale. The Notes need not be produced in order to complete any such sale or effect such credit. Secured Party may hold, lease, operate, manage or otherwise deal with any property so acquired in any manner permitted by law.

      (e) Secured Party shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Collateral in connection with a sale thereof under this Section 5.2. In addition, Debtor hereby irrevocably appoints Secured Party as its agent and attorney-in-fact to transfer and convey its interest in any portion of the Collateral in connection with such a sale thereof and to take all action necessary to effect such sale. No purchaser or transferee at such a sale shall be bound to ascertain Secured Party's authority, inquire into the satisfaction of any condition precedent or see to the application of any monies.

      (f) Secured Party's right to seek and recover judgment on the Secured Obligations shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Agreement. Neither the Lien of this Agreement nor any rights or remedies of Secured Party shall be impaired by the recovery of any judgment by Secured Party against Debtor or by the levy of an execution under such judgment upon any portion of the Collateral.

      (g) All rights and remedies from time to time conferred upon or reserved to the Secured Party are cumulative, and none is intended to be exclusive of another and shall be in addition to every other right or remedy permitted by law. No delay or omission in insisting upon the strict observance or performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient in any combination and order desired by Secured Party; provided, however, that Secured Party shall exercise none of the remedies referenced in this Section
   5.2 with respect to the Collateral unless and until an Event of Default shall have occurred and be continuing.

      (h) Anything contained in this Agreement to the contrary notwithstanding, until an Event of Default shall occur and be continuing: (i) all rights, powers, privileges and other benefits of or accruing to Debtor under the Assigned Agreements shall be exercisable only by Debtor, without the consent or approval of the Secured Party, (ii) Debtor shall retain full right to make all waivers and agreements, to give and receive all notices and other instruments or communications, and to take all action upon the occurrence of a default under any Assigned Agreement, including the commencement, conduct and consummation of legal, administrative or other proceedings, as shall be permitted thereby or by law, and to do any and all other things which Debtor is or may be entitled to do under any Assigned Agreement.

   SECTION 5.3 Proceeds of Collateral.

   All cash proceeds received by Secured Party in respect of any sale of, collection from, or other realization upon all or any part of the Collateral shall be held by Secured Party as collateral for, and then promptly thereafter applied by Secured Party against, all or any part of the amounts due under the Notes and the other Secured Obligations in such order as Secured Party shall elect. Any surplus of such cash or cash proceeds held by Secured Party and remaining after payment in full of all the Secured Obligations shall be paid over to Debtor or to whomsoever may be lawfully entitled to receive such surplus.

   SECTION 5.4 Waiver of Rights; Receiver.

      (a) Debtor consents to the appointment of one or more receivers of all or part of the Collateral, upon the request of Secured Party, if an Event of Default shall have occurred and be continuing.

      (b) To the extent permitted by law, Debtor hereby waives its right to seek, and hereby agrees that it will not seek or derive any benefit or advantage from, any of the following whether now existing or hereafter in effect:

         (i) any stay, extension, moratorium or similar law with respect to the Collateral or the Secured Obligations;

         (ii) any law allowing for the redemption of any portion of the Collateral after a sale thereof under Section 5.2 hereof; and

         (iii) any right to have any portion of the Collateral after an Event of Default shall have occurred.

      Debtor covenants not to hinder, delay or impede the exercise of any right or remedy of Secured Party under or in respect of this Agreement and agrees to suffer and permit the exercise of each such remedy.

                                   ARTICLE VI

                             INDEMNITY AND EXPENSES

   SECTION 6.1 General Indemnity.

   Debtor hereby assumes liability for, and does hereby agree, whether or not any of the transactions contemplated hereby, by the Security Instruments or the Notes are consummated, to indemnify, protect, save, defend and hold harmless Secured Party and each of its officers, directors, stockholders, successors, assigns, agents and servants (for purposes of this Article VI, each of the foregoing may be referred to individually as a "Beneficiary") from and against any and all obligations, fees, liabilities, losses, damages, penalties, claims, demands, actions, suits, judgments, costs and expenses, including, without limitation, reasonable legal fees and expenses, of every kind and nature whatsoever imposed on, incurred by, or asserted against any Beneficiary, in any way relating to or arising out of (a) the manufacture, construction, ordering, purchase, acceptance or rejection, financing, ownership, titling or retitling, registration or re-registration, acceptance, leasing, subleasing, possession, use, operation, maintenance, storage, removal, sale, delivery or other disposition of any item of Equipment, including, without limitation, any of such as may arise from (i) loss or damage to any property or death or injury to any person, (ii) patent or latent defects in any item of Equipment (whether or not discoverable by Debtor or any Beneficiary), (iii) any claims based on strict liability in tort or otherwise, (iv) any claims based on patent, trademark or copyright infringement and (v) any claims based on liability arising under the applicable environmental or noise or pollution control law or regulation or (b) any failure on the part of Debtor to perform or comply with any of the terms of the Security Instruments or the Notes or (c) any Security Instrument or the Notes. Debtor shall not be required to indemnify any Beneficiary for any claims resulting from acts which would constitute the willful misconduct or gross negligence of such Beneficiary. Debtor shall give Secured Party prompt notice of any occurrence, event or condition known to Debtor as a consequence of which any Beneficiary is or is reasonably likely to be entitled to indemnification hereunder. Debtor shall promptly upon demand of any such Beneficiary reimburse such Beneficiary for amounts expended by it in connection with any of the foregoing or pay such amounts directly. Debtor shall be subrogated to a Beneficiary's rights in any matter with respect to which Debtor has actually reimbursed such Beneficiary for amounts expended by it or has actually paid such amounts directly pursuant to this Section 6.1. In case any action, suit or Proceeding is brought against any Beneficiary in connection with any claim indemnified against hereunder, such Beneficiary will, after receipt of notice of the commencement of such action, suit or Proceeding, notify Debtor thereof, enclosing a copy of all papers served upon such Beneficiary. Debtor may, and upon any Beneficiary's request will, at Debtor's expense, resist and defend such action, suit or Proceeding, or cause the same to be resisted or defended by counsel selected by Debtor and reasonably satisfactory to such Beneficiary and in the event of any failure by Debtor to do so, Debtor shall pay all costs, fees and expenses (including, without limitation, reasonable attorney's fees and expenses) incurred by such Beneficiary in connection with such action, suit or Proceeding.

   SECTION 6.2 General Tax Indemnity.

   Debtor agrees to pay, and indemnify and hold each Beneficiary harmless on an after-tax basis from, any and all federal, state, local and foreign taxes, fees, withholdings, levies, imposts, duties, assessments and charges of any kind and nature whatsoever, together with any penalties, fines or interest therein (herein called "Taxes or Other Impositions") howsoever imposed, whether levied or imposed upon or asserted against such Beneficiary, Debtor, any item of Equipment or any part thereof, by any federal, state or local government or taxing authority in the United States, or by any taxing authority or governmental subdivision of a foreign country, upon or with respect to (a) any item of Equipment (b) the manufacture, construction, ordering, purchase, ownership, financing, delivery, leasing, re-leasing, possession, use, maintenance, registration, titling, licensing, documentation, return, sale (including, without limitation, sale to a third party) or other application or disposition thereof, (c) the payments, receipts or earnings arising from any item of Equipment or (d) the Bills of Sale, the Security Instruments or the Notes, or upon the payments by Debtor under the Bills of Sale, the Notes or the Security Instruments; provided, however, that the foregoing indemnity shall not apply to any taxes or other impositions to the extent based upon or measured by any Beneficiary's net income (unless such tax or other imposition is a Covered Income Tax as hereinafter defined), and which are imposed or levied by any federal, state or local taxing authority in the United States. For purposes hereof, a "Covered Income Tax" shall mean an income tax (including, without limitation, a tax imposed upon gross income or receipts) imposed on any Beneficiary by any taxing authority (excluding the United States federal government) in whose jurisdiction such Beneficiary (including for this purpose all entities with which it is combined, integrated or consolidated in such taxing authority's jurisdiction) would not engage in business, would not maintain an office or other place of business and would not otherwise be located therein, but for such Beneficiary's role in the transaction associated with the financing of the Equipment, the operation of the Equipment in such jurisdiction, the presence of Debtor or any use of the Equipment or the transactions contemplated by the Bills of Sale, the Security Instruments or the Notes.

   Each Beneficiary shall furnish Debtor with copies of any requests for information received by such Beneficiary from any taxing authority relating to any taxes or other impositions with respect to which Debtor is required to indemnify hereunder, and if a claim is made against such Beneficiary for any such taxes or other impositions, with respect to which Debtor is liable for a payment or indemnity hereunder, such Beneficiary shall give Debtor notice in writing within (10) Business Days of such Beneficiary's receipt of such claim. Debtor may, at its sole cost and expense, either in its own name or in the name of any Beneficiary, contest the validity, applicability or amount of any such tax or other imposition by means of a Permitted Contest. If any Beneficiary shall obtain a refund of any amount paid by Debtor pursuant to this Section 6.2, such Beneficiary shall pay to Debtor the amount of such refund, together with the amount of any interest actually received by such Beneficiary on account of such refund. Debtor will promptly notify Secured Party of all reports or returns required to be made with respect to any tax or other imposition with respect to which Debtor is required to indemnify hereunder and will promptly provide each Beneficiary with all information necessary for the making and timely filing of such reports or returns by such Beneficiary. If any Beneficiary requests that any such reports or returns be prepared and filed by Debtor, Debtor will prepare and file the same if permitted by applicable law to do so, and if not so permitted, Debtor shall prepare such reports or returns for signature by such Beneficiary, and shall forward the same, together with immediately available funds for payment of any tax or other imposition due, to such Beneficiary, at least ten (10) Business Days in advance of the date such payment is to be made. Upon written request, Debtor shall furnish each Beneficiary with copies of all paid receipts or other appropriate evidence of payment for all taxes or other impositions paid by Debtor pursuant to this Section 6.2.

                                   ARTICLE VII

                 FURTHER ASSURANCES; ATTORNEY-IN-FACT; DISCHARGE

   SECTION 7.1 Further Assurances.

      (a) Debtor agrees that from time to time, at the expense of Debtor, Debtor will promptly execute and deliver all further instruments and documents, and take all further action that Secured Party may reasonably deem necessary or desirable, or that Secured Party may otherwise reasonably request, in order to perfect and protect any security interest Granted or purported to be Granted hereby or to enable Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, Debtor will cooperate to execute and file financing or continuation statements, or amendments hereto or thereto, and such other instruments or notices, as may be necessary or reasonably desirable, or as Secured Party may reasonably request, in order to perfect and preserve the security interests Granted or purported to be Granted hereby.

      (b) A carbon, photographic or other reproduction of this Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

      (c) Debtor will furnish to Secured Party from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as Secured Party may reasonably request, all in reasonable detail.

   SECTION 7.2 Secured Party Appointed Attorney-in-Fact.

   Debtor hereby irrevocably appoints Secured Party to serve as Debtor's attorney-in-fact (provided, the parties hereto agree that Secured Party may not act as Debtor's attorney-in-fact until the occurrence and during the continuation of an Event of Default), with full authority in the place and stead of Debtor and in the name of Debtor, Secured Party or otherwise, from time to time in Secured Party's discretion, to take any action and to execute any instrument, including without limitation financing statements or amendments thereto, which Secured Party may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation:

      (a) to obtain and adjust insurance required to be paid to Secured Party hereunder;

      (b) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for monies due and to become due under or in respect of any of the Collateral;

      (c) to receive, endorse, and collect any drafts or other instruments, documents and chattel paper, in connection with subsections (a) or (b) above; and

      (d) to file any claims or take any action or institute any Proceedings which Secured Party may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of Secured Party with respect to any of the Collateral.

   SECTION 7.3 Secured Party May Perform.

   If Debtor fails to perform any agreement contained herein, Secured Party may itself perform, or cause performance of, such agreement, and the expenses of Secured Party incurred in connection therewith shall be payable by Debtor under
Section 6.1.

   SECTION 7.4 Secured Party's Duties.

   The powers conferred on Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Secured Party shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against other parties or any other rights pertaining to any Collateral.

   SECTION 7.5 Continuing Security Interest; Transfer of Note; Termination.

   This Agreement shall: (a) create a continuing security interest in the Collateral and shall remain in full force and effect until payment in full of the Secured Obligations, be binding upon Debtor, its successors and assigns and
(b) inure to the benefit of Secured Party and its permitted successors, transferees and assigns. Without limiting the generality of the foregoing clause, Secured Party may assign or otherwise transfer all or any part of Secured Party's interest in the Notes and/or the Security Instruments to one or more persons or entities, and such other persons or entities shall thereupon become vested with all the benefits in respect thereof Granted to Secured Party herein. Upon the payment in full of the Secured Obligations, the security interest Granted hereby shall terminate and all rights to the Collateral shall revert to Debtor. Upon any such termination, Secured Party will execute and deliver to Debtor such documents as Debtor shall reasonably request to evidence such termination.

                                  ARTICLE VIII

                                  MISCELLANEOUS

   SECTION 8.1 Notices.

   Except as expressly permitted herein to the contrary, all notices and other communications provided for hereunder shall be in writing (including communication by telecopier) and mailed (postage prepaid, by registered or certified mail, return receipt requested), telecopied or hand delivered:

if to Secured Party, at:

                       NationsBanc Leasing Corporation of
                                 North Carolina
                      101 South Tryon Street, NC1-002-38-20
                         Charlotte, North Carolina 28255
                      Attention: Manager of Corporate Lease
                                 Administration
                            Telecopy: (704) 386-0892

or if to Debtor, at:

                             Eagle Geophysical, Inc.
                      50 Briar Hollow Lane, 7th Floor-West
                              Houston, Texas 77027
                           Attention: Debra D. Valice
                            Telecopy: (713) 627-1114

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall be effective (a) five (5) days after such have been deposited in the mail or (b) immediately (i) after such have been telecopied to the appropriate telecopy number and (ii) after such have been hand delivered to the appropriate address.

   SECTION 8.2 Risk of Loss.

   Debtor shall bear all risk of any loss of or damage to the Collateral and in no event shall Secured Party be liable for such loss or damage.

   SECTION 8.3 Powers and Agencies.

   Whenever in this Agreement Secured Party or Debtor is Granted the power of attorney or is appointed the agent and attorney-in-fact with respect to any Person, such Grant or appointment is irrevocable and coupled with an interest. Secured Party shall have full power of substitution and delegation in respect of all such Grants and appointment.

   SECTION 8.4 Entire Agreement.

   The Notes, this Agreement and the other Security Instruments embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof.

   SECTION 8.5 Lawful Interest.

   No provision in the Notes, this Agreement or any Security Instrument or other document in favor of Secured Party shall require or permit the collection of interest in excess of the maximum lawful rate which Debtor may contract for, stipulate or agree to pay as determined by a court of competent jurisdiction over the holder of the Notes or any such document. In determining whether or not the interest paid or payable under any specific contingency exceeds such maximum lawful rate, Debtor and Secured Party shall, to the full extent permitted by applicable law, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of the Notes or other document, as the case may be, so that the interest rate is uniform throughout the entire term of the Notes or such document. If it is so determined that any interest in excess of such maximum lawful rate is provided for, such excess shall be applied first to any other amounts not constituting interest due or which may become due and payable to Debtor under the Notes or any of such other documents, and the balance, if any, shall be refunded to Debtor; provided, however, that in no event shall Debtor be obligated to pay, and Secured Party hereby waives payment of, the amount of interest to the extent it is in excess of the amount permitted by applicable law.

   SECTION 8.6 Survival; Severability.

   If any word, phrase, sentence, paragraph, provision or section of this Agreement, the Notes or any other Security Instrument shall be held, declared or pronounced void, voidable, invalid, unenforceable or inoperative for any reason by any court of competent jurisdiction, governmental authority or otherwise, such holding, declaration or pronouncement shall not adversely affect any other word, phrase, sentence, paragraph, provision or section of this Agreement, the Notes or any other Security Instrument, which shall otherwise remain in full force and effect and be enforced in accordance with their respective terms, and the effect of such holding, declaration or pronouncement shall be limited to the territory or the jurisdiction in which made. All agreements, covenants, representations, warranties and conditions contained in this Agreement or made pursuant to the provisions hereof shall survive the execution and delivery of this Agreement until the Secured Obligations shall have been paid and performed in full. All statements by Debtor contained in any certificate or other instrument delivered pursuant to the provisions of this Agreement or any other Security Instrument shall constitute the representations and warranties of Debtor.

   SECTION 8.7 Binding Effect.

   This Agreement shall be binding upon and inure to the benefit of Debtor and Secured Party and their respective successors and assigns, except that Debtor shall not have the right to assign its rights hereunder of any interest herein without the prior written consent of Secured Party. Secured Party may assign all or any part of, or any interest in, its rights and benefits hereunder, under the Notes and any Security Instrument as permitted under Section 7.5 hereof, and to the extent of such permitted assignment each such assignee shall have the same rights and benefits against Debtor as it would have had if it were Secured Party hereunder.

   SECTION 8.8 Amendment and Waiver.

   No amendment or waiver of any provision of the Notes, this Agreement or any of the other Security Instruments, or consent to any departure by Debtor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and Debtor, and such waiver and consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of Secured Party to exercise, and no delay in exercising, any right under the Notes, this Agreement or any of the other Security Instruments shall operate as a waiver thereof; nor shall any single or partial exercise of any right under any such instrument or agreement preclude any other or further exercise thereof or the exercise of any other right.

   SECTION 8.9 Headings; Execution in Counterpart.

   The section and article headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning of any provision herein. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which together shall constitute one and the same Agreement.

   SECTION 8.10 Transaction Costs.

   Debtor shall pay all reasonable costs and out-of-pocket expenses of Secured Party incurred in connection with preparation, negotiation, execution, modification and/or enforcement of the Notes, this Agreement, the other Security Instruments including without limitation (a) the reasonable legal fees and expenses of Moore & Van Allen, PLLC, (b) all filing and registration costs, (c) all fees and disbursements incurred by Secured Party in connection with the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any of the Collateral, and (d) all fees and disbursements incurred by Secured Party in connection with the failure by Debtor to perform or observe any of the provisions hereof.

   SECTION 8.11 APPLICABLE LAW; CONSENT TO JURISDICTION AND VENUE; WAIVER OF JURY TRIAL.

   THIS AGREEMENT, THE NOTES AND THE OTHER SECURITY INSTRUMENTS AND ALL MATTERS RELATING THERETO SHALL, EXCEPT TO THE EXTENT OTHERWISE REQUIRED BY APPLICABLE LAW, BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. DEBTOR HEREBY SUBMITS TO THE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS OF MECKLENBURG COUNTY, NORTH CAROLINA AND AGREES THAT SECURED PARTY MAY, AT ITS OPTION, ENFORCE ITS RIGHTS HEREUNDER AND UNDER THE NOTES AND OTHER SECURITY INSTRUMENTS IN SUCH COURTS. DEBTOR HEREBY IRREVOCABLY WAIVES THE DEFENSE OF AN INCONVENIENT FORUM TO MAINTENANCE OF ANY ACTION OR PROCEEDING BY SECURED PARTY IN SUCH COURTS. DEBTOR HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHT TO TRIAL BY JURY IN ANY ACTION,
PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES OR ANY OTHER SECURITY INSTRUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

   SECTION 8.12 Break-Funding Costs.

   Upon any early termination of this Agreement and/or any early prepayment of the Notes for any reason which is not expressly permitted under the Notes, Debtor shall promptly pay Secured Party (in addition to all other amounts due and owing hereunder) an amount equal to the Break-Funding Costs incurred by Secured Party, as such are (a) determined by Secured Party at such time in its reasonable discretion and (b) specified in writing to Debtor.

   SECTION 8.13 Intention of the Parties.

   It is the intention of the parties to this Agreement that the Equipment be and remain personal property, and at no time (so long as any of the Secured Obligations remain outstanding) shall such Equipment be attached, affixed or otherwise become a part of any vehicle or vessel. Further, each of the parties hereto agree that it is their intent that the provisions of the UCC govern the creation and perfection of a security interest in the Collateral.


         [The remainder of this page has been intentionally left blank.]

   IN WITNESS WHEREOF, Debtor and Secured Party have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.


                                          EAGLE GEOPHYSICAL, INC., as Debtor

                                          By:/s/ Debra D. Valice
                                             ----------------------------------
                                          Name:  Debra D. Valice
                                               --------------------------------
                                          Title: Vice President
                                                -------------------------------




                                          NATIONSBANC LEASING CORPORATION OF
                                          NORTH CAROLINA, as Secured Party

                                          By:/s/ George L. Robinson, Jr.
                                             ----------------------------------
                                          Name:  George L. Robinson, Jr.
                                               --------------------------------
                                          Title: Senior Vice President
                                                -------------------------------

                                 SCHEDULE 1.3(a)

                               SECURED TERM NOTE A
                              Due February 29, 2000


$557,768.14                                                     February 6, 1997


         FOR VALUE RECEIVED, the undersigned EAGLE GEOPHYSICAL, INC., a Delaware corporation ("Debtor") HEREBY PROMISES TO PAY to the order of NATIONSBANC LEASING CORPORATION OF NORTH CAROLINA, a North Carolina corporation ("Secured Party"), the principal sum of FIVE HUNDRED FIFTY-SEVEN THOUSAND SEVEN HUNDRED SIXTY-EIGHT AND 14/100 DOLLARS ($557,768.14) (the "Original Amount") pursuant to the terms and conditions of that certain Loan and Security Agreement dated as of the date hereof between the Debtor and the Secured Party, as amended, modified or replaced from time to time (as so amended, modified or replaced, the "Agreement" - all the terms, conditions, definitions and covenants of such Agreement are expressly made a part hereof in the same manner and with the same effect as if set forth herein at length, any holder of this Secured Term Note A (the "Note") being entitled to the benefits and remedies provided for in the Agreement).

         The Bank has made a term loan to the Borrower as provided in Section 1.3(a) of the Loan Agreement. The outstanding principal balance hereof shall be due and payable as provided in Section 1.3(a)(ii) of the Agreement. Notwithstanding the foregoing, the final payment made on this Note shall be an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under this Note and under the Agreement.

         This Note shall bear interest on the outstanding balance hereof, and such interest shall be payable hereunder, as provided in Section 1.3(a)(ii) of the Agreement.

         In the event the amounts owing under this Note shall be accelerated in accordance with the terms of the Agreement, the amounts owing hereunder shall become immediately due and payable without presentation, demand, protest or notice of any kind, all of which are hereby expressly waived. Further, in the event amounts owing hereunder are not paid when due (including any stated or accelerated maturity), the Debtor agrees to pay promptly upon demand, in addition to principal, interest and other amounts owing hereunder, all costs of collection, including reasonable attorneys' fees.

         All payments shall be payable, in lawful money of the United States and in immediately available funds without setoff or counterclaim, to Secured Party at its office at NationsBank Plaza, 101 South Tryon Street, NC1-002-38-20, Charlotte, North Carolina 28255 or such other address as the holder thereof shall notify Debtor in writing.

         In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum lawful rate permitted by law, Debtor and Secured Party shall, to the full extent permitted by applicable law, exclude voluntary prepayment and the effects thereof and amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout the entire term of this Note. If it is so determined that any interest in excess of such maximum lawful rate is provided for, then such excess shall be applied first to any other amounts not constituting interest due or which may become due under this Note or the Agreement and the balance, if any, shall be refunded to Debtor; provided, however, that in no event shall Debtor be obligated to pay, and Secured Party hereby waives payment of, the amount of interest to the extent it is in excess of the amount permitted by applicable law. No provision in this Note or the Agreement shall require or permit the collection of interest in excess of the maximum lawful rate.

         This Note may be prepaid by the Debtor in accordance with Section 1.3(c) of the Agreement only if all amounts owing with respect to this Note, Agreement and the other Security Instruments are paid in full. Except as otherwise provided for herein and in the Agreement, this Note shall not be subject to prepayment.

         THIS NOTE, THE AGREEMENT AND THE SECURITY INSTRUMENTS AND ALL MATTERS RELATING THERETO SHALL, EXCEPT TO THE EXTENT OTHERWISE REQUIRED BY APPLICABLE LAW, BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. DEBTOR HEREBY SUBMITS TO THE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS OF NORTH CAROLINA AND AGREES THAT THE SECURED PARTY MAY, AT ITS OPTION, ENFORCE ITS RIGHTS HEREUNDER AND UNDER THE AGREEMENT AND THE OTHER SECURITY INSTRUMENTS IN SUCH COURTS. DEBTOR HEREBY IRREVOCABLY WAIVES THE DEFENSE OF AN INCONVENIENT FORUM TO MAINTENANCE OF ANY ACTION OR PROCEEDING BY SECURED PARTY IN SUCH COURTS. DEBTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE, THE AGREEMENT OR ANY OTHER SECURITY INSTRUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         IN WITNESS WHEREOF, the Debtor has caused this Note to be executed as of the date appearing above.


                                          EAGLE GEOPHYSICAL, INC.

                                          By:
                                             --------------------------------

                                          Name (Printed):
                                                         --------------------

                                          Title:
                                                -----------------------------

                                 SCHEDULE 1.3(b)

                               SECURED TERM NOTE B
                               Due April 30, 2002


$7,006,152.04                                                   February 6, 1997


         FOR VALUE RECEIVED, the undersigned EAGLE GEOPHYSICAL, INC., a Delaware corporation ("Debtor") HEREBY PROMISES TO PAY to the order of NATIONSBANC LEASING CORPORATION OF NORTH CAROLINA, a North Carolina corporation ("Secured Party"), the principal sum of SEVEN MILLION SIX THOUSAND ONE HUNDRED FIFTY-TWO AND 04/100 DOLLARS ($7,006,152.04) (the "Original Amount") pursuant to the terms and conditions of that certain Loan and Security Agreement dated as of the date hereof between the Debtor and the Secured Party, as amended, modified or replaced from time to time (as so amended, modified or replaced, the "Agreement"
- all the terms, conditions, definitions and covenants of such Agreement are expressly made a part hereof in the same manner and with the same effect as if set forth herein at length, any holder of this Secured Term Note B (the "Note") being entitled to the benefits and remedies provided for in the Agreement).

         The Bank has made a term loan to the Borrower as provided in Section 1.3(b) of the Loan Agreement. The outstanding principal balance hereof shall be due and payable as provided in Section 1.3(b)(ii) of the Agreement. Notwithstanding the foregoing, the final payment made on this Note shall be an amount sufficient to discharge in full the unpaid Original Amount and all accrued and unpaid interest on, and any other amounts due under this Note and under the Agreement.

         This Note shall bear interest on the outstanding balance hereof, and such interest shall be payable hereunder, as provided in Section 1.3(b)(ii) of the Agreement.

         In the event the amounts owing under this Note shall be accelerated in accordance with the terms of the Agreement, the amounts owing hereunder shall become immediately due and payable without presentation, demand, protest or notice of any kind, all of which are hereby expressly waived. Further, in the event amounts owing hereunder are not paid when due (including any stated or accelerated maturity), the Debtor agrees to pay promptly upon demand, in addition to principal, interest and other amounts owing hereunder, all costs of collection, including reasonable attorneys' fees.

         All payments shall be payable, in lawful money of the United States and in immediately available funds without setoff or counterclaim, to Secured Party at its office at NationsBank Plaza, 101 South Tryon Street, NC1-002-38-20, Charlotte, North Carolina 28255 or such other address as the holder thereof shall notify Debtor in writing.

         In determining whether or not the interest paid or payable, under any specific contingency, exceeds the maximum lawful rate permitted by law, Debtor and Secured Party shall, to the full extent permitted by applicable law, exclude voluntary prepayment and the effects thereof and amortize, prorate, allocate and spread, in equal parts, the total amount of interest throughout the entire contemplated term of this Note so that the interest rate is uniform throughout the entire term of this Note. If it is so determined that any interest in excess of such maximum lawful rate is provided for, then such excess shall be applied first to any other amounts not constituting interest due or which may become due under this Note or the Agreement and the balance, if any, shall be refunded to Debtor; provided, however, that in no event shall Debtor be obligated to pay, and Secured Party hereby waives payment of, the amount of interest to the extent it is in excess of the amount permitted by applicable law. No provision in this Note or the Agreement shall require or permit the collection of interest in excess of the maximum lawful rate.

         This Note may be prepaid by the Debtor in accordance with Section 1.3(c) of the Agreement only if all amounts owing with respect to this Note, the Agreement and the other Security Instruments are paid in full. Except as otherwise provided for herein and in the Agreement, this Note shall not be subject to prepayment.

         THIS NOTE, THE AGREEMENT AND THE SECURITY INSTRUMENTS AND ALL MATTERS RELATING THERETO SHALL, EXCEPT TO THE EXTENT OTHERWISE REQUIRED BY APPLICABLE LAW, BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. DEBTOR HEREBY SUBMITS TO THE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS OF NORTH CAROLINA AND AGREES THAT THE SECURED PARTY MAY, AT ITS OPTION, ENFORCE ITS RIGHTS HEREUNDER AND UNDER THE AGREEMENT AND THE OTHER SECURITY INSTRUMENTS IN SUCH COURTS. DEBTOR HEREBY IRREVOCABLY WAIVES THE DEFENSE OF AN INCONVENIENT FORUM TO MAINTENANCE OF ANY ACTION OR PROCEEDING BY SECURED PARTY IN SUCH COURTS. DEBTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS NOTE, THE AGREEMENT OR ANY OTHER SECURITY INSTRUMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

         IN WITNESS WHEREOF, the Debtor has caused this Note to be executed as of the date appearing above.


                                           EAGLE GEOPHYSICAL, INC.

                                           By:
                                              --------------------------------
                                           Name (Printed):
                                                          --------------------
                                           Title:
                                                 -----------------------------

                                    GUARANTY


         THIS GUARANTY AGREEMENT dated as of February 6, 1997 (the "GUARANTY") is given by SEITEL, INC., a Delaware corporation (the "GUARANTOR") and extended to NATIONSBANC LEASING CORPORATION OF NORTH CAROLINA, a North Carolina corporation (the "SECURED PARTY"), for the benefit of EAGLE GEOPHYSICAL, INC., a DELAWARE corporation (the "DEBTOR").

         Capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Loan and Security Agreement (as defined below). In consideration of the execution by the Secured Party of the Loan and Security Agreement dated as of the date hereof (as renewed, extended, supplemented or amended, and together with all exhibits and schedules thereto, the "LOAN AND SECURITY AGREEMENT") with Debtor, and to induce Secured Party to enter into the Loan and Security Agreement, Guarantor hereby agrees as follows:

         SECTION 1. UNCONDITIONAL GUARANTEE. Guarantor does hereby unconditionally guarantee to Secured Party, without offset or deduction, (a) the prompt payment when due, whether by acceleration or otherwise, of all amounts payable by Debtor pursuant to (i) the Loan and Security Agreement (including all supplements and amendments thereto and all exhibits and schedules now or hereafter attached thereto and made a part thereof), (ii) the Secured Term Note A dated February 6, 1997 ("TERM NOTE A") in the original principal amount of $557,768.14 extended by Debtor for the benefit of Secured Party, (iii) Secured Term Note B dated February 6 , 1997 ("TERM NOTE B") in the original principal amount of $7,006,152.04 extended by Debtor for the benefit of Secured Party (collectively, Term Note A and Term Note B may be referred to as the "NOTES"), and (iv) all agreements, instruments and documents delivered or to be delivered by Debtor pursuant to the Loan and Security Agreement and/or the Notes
(collectively,  the  Loan and  Security  Agreement,  the  Notes  and such  other agreements, instruments and documents may be referred to herein as the "TRANSACTION DOCUMENTS"), the guarantee under this clause (a) of Section 1 constituting a guarantee of payment and not of collection, and (b) the punctual and faithful performance by Debtor of each and every duty, agreement, covenant and obligation of Debtor under and in accordance with the terms of the Transaction Documents and all other obligations of Debtor to Secured Party. Guarantor does hereby agree that in the event Debtor does not or is unable to pay or perform in accordance with the terms of the Transaction Documents for any reason (including, without limitation, the liquidation, dissolution, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceedings affecting the status, existence, assets or obligations of Debtor or the limitation of damages for the breach, or the disaffirmance of, any Transaction Documents in such proceeding) it will pay the sums, or amounts equal thereto, which Debtor is (or, but for any such reason, would be) obligated to pay at the times specified in the Transaction Documents, whether by acceleration or otherwise (it being the intention hereof that Guarantor shall pay to Secured Party, as a payment obligation directly due from Guarantor to Secured Party, amounts equal to all amounts which Debtor shall fail faithfully and properly to pay when due under the Transaction Documents, whether by acceleration or otherwise), or otherwise provide for and bring about promptly when due such payment and the performance of such duties, agreements, covenants and obligations of Debtor under the Transaction Documents. Guarantor acknowledges that it is fully aware of, and consents to the terms and conditions of, the Loan and Security Agreement, the Notes and each of the other Transaction Documents and guarantees the accuracy of all representations and warranties of Debtor or any officer thereof made, or to be made after the date hereof, in any of such Transaction Documents. The obligations of Debtor hereby guaranteed are hereinafter called the "SECURED OBLIGATIONS".

         SECTION 2. DIRECTNESS OF OBLIGATION. Without limiting the generality of clause (a) of Section 1, Guarantor specifically agrees that it shall not be necessary or required, and that Guarantor shall not be entitled to require, that Secured Party file suit or proceed to obtain or assert a claim for personal judgment against Debtor for the Secured Obligations or make any effort at collection of the Secured Obligations from Debtor or foreclose against or seek to realize upon any security now or hereafter existing for the Secured Obligations or file suit or proceed to obtain or assert a claim for personal judgment against any other party liable for the Secured Obligations or make any effort at collection of the Secured Obligations from any such other party or exercise or assert any other right or remedy to which it is or may be entitled in connection with the Secured Obligations or any security or other guarantee therefor or assert or file any claim against the assets of Debtor or any other person liable for the Secured Obligations, or any part thereof, before or as a condition of enforcing the liability of Guarantor under this Guaranty or requiring payment of said Secured Obligations by Guarantor hereunder, or at any time thereafter. Fulfillment by Debtor or Guarantor of any of the Secured Obligations shall dispose of any claim hereunder with respect to, and to the extent of, such of the Secured Obligations fulfilled. Without limiting the generality of the waiver provisions hereof, Guarantor hereby waives any rights to require Secured Party to proceed against Debtor or any co-guarantor or to require Secured Party to pursue any other remedy or enforce any other right, including any and all rights under ss.26-7 through ss.26-9 of the North Carolina General Statutes. The Guarantor shall have no rights of subrogation, reimbursement or indemnity whatsoever, nor any right or recourse to security for the debts and obligations of Debtor to Secured Party so long as any of the Secured Obligations shall remain outstanding. Guarantor does hereby waive and relinquish, so far as Guarantor may lawfully and effectively do so, the benefit and advantage of any and all valuation, stay, appraisement, extension or redemption laws which, but for this provision, agreement and waiver, might be applicable to any sale made under any judgment, order or decree of any court or otherwise based on this Guaranty, the Loan and Security Agreement or any other Agreement.

         SECTION 3. WAIVER OF NOTICE AND DEFENSE. This Guaranty shall not be deemed to create any right in any person except as provided herein or be construed in any respect to be a contract in whole or in part for the benefit of any other person except Secured Party and its successors or assigns. Guarantor specifically agrees that it shall not be necessary or required in order to enforce the obligations of Guarantor hereunder that there be, and specifically waives (a) notice of the acceptance of this Guaranty and of the performance or nonperformance of the Loan and Security Agreement, the Notes or any other Transaction Documents, (b) demand of payment from Debtor, (c) presentment for payment upon Debtor or the making of any protest, (d) notice of the amount of the Secured Obligations outstanding at any time, (e) notice of nonpayment or failure to perform on the part of Debtor, and (f) any other circumstance which might otherwise constitute a legal or equitable defense or discharge of a guarantor.

         SECTION 4. OBLIGATIONS - ABSOLUTE AND UNCONDITIONAL. The obligations of Guarantor under this Guaranty shall be absolute and unconditional and shall remain in full force and effect until Debtor shall have fully discharged the Secured Obligations and shall not be released or discharged for any reason whatsoever, including, without limitation, the following: (a) the waiver by Secured Party, or its successors or assigns, of the performance or observance by Debtor of any of the agreements, covenants, terms or conditions contained in the Transaction Documents, or any default thereunder, (b) the extension of time for payment by Debtor of any sums or any part thereof owing or payable under any Transaction Document, or of the time for performance by Debtor of any other obligations under or arising out of or on account of any Transaction Document, or the extension or renewal of any Transaction Document, (c) any failure, omission or delay of Secured Party to enforce, assert or exercise any right, power or remedy conferred on Secured Party in any action on the part of Secured Party granting extension or indulgence in any form, (d) any transfer or assignment by Debtor or Secured Party of its interest, or any part thereof, in and to any Collateral (as such term is defined in the Loan and Security Agreement) as permitted by the Loan and Security Agreement, (e) any compromise, settlement, release, renewal, extension, indulgence, change in or waiver or modification of any of the Secured Obligations or the release or discharge of Debtor from the performance or observance of any of the Secured Obligations by operation of law, (f) any assignment or mortgaging or the purported assignment or mortgaging of all or any part of the interest of Debtor in the Loan and Security Agreement or in any Collateral, (g) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all the assets and liabilities of, or the voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, Debtor or the disaffirmance of the Loan and Security Agreement in any such proceeding, (h) any merger, consolidation or other reorganization to which Debtor, Guarantor or any related entity is a party, or any sale or disposition, whether directly or indirectly, of any of Guarantor's direct or indirect ownership interest in Debtor, or (i) any other circumstance, whether similar or dissimilar to any of the above, which might otherwise constitute a legal or equitable defense or discharge of a guarantor.

         SECTION 5. REPRESENTATIONS, WARRANTIES AND COVENANTS. Guarantor represents, warrants and covenants to and with Secured Party all of the following: (a) Guarantor is duly organized, validly existing and in good standing under the laws of the state in which it is incorporated, and is duly qualified and authorized to do business wherever the nature of its activities or the ownership of its properties requires such qualification and authorization;
(b) Guarantor has the full power, authority and legal right to execute, deliver and perform the terms of this Guaranty; and this Guaranty has been duly authorized by all necessary corporate action of Guarantor and constitutes a valid and binding obligation of Guarantor, enforceable in accordance with its terms; (c) Guarantor has delivered to Secured Party various financial statements in regard to this transaction and such financial statements have been prepared in accordance with generally accepted accounting principles consistently applied; and to the best knowledge of Guarantor, such financial statements present fairly the financial condition of Guarantor as of the date indicated, and as of the date hereof no material adverse change has occurred with respect to Guarantor's financial condition from the date of each such financial statement previously provided to Secured Party; (d) neither the execution and delivery of, nor the performance by Guarantor under, this Guaranty will contravene any law or government regulation or the charter or by-laws of Guarantor, or any provision in any existing mortgage, indenture, contract or agreement binding upon Guarantor; (e) no consent of the shareholders, or of any trustee or holder of any indebtedness of Guarantor, is or will be required as a condition to the execution, delivery or performance of this Guaranty or to the validity and enforceability of this Guaranty or with respect to the obligations of Guarantor hereunder, or if required, all such consents have been obtained and duly certified copies thereof have been delivered to Secured Party; (f) no registration with, or approval of, any governmental agency or commission is necessary for the execution, delivery or performance by Guarantor of the terms of this Guaranty or for the validity and enforceability of this Guaranty or with respect to the obligations of Guarantor hereunder; or if required, all such registrations and approvals have been duly made or obtained and certified copies thereof delivered to Secured Party; and (g) there are no outstanding or unpaid judgments against Guarantor, and there is no action or proceeding pending or, insofar as Guarantor knows, threatened against Guarantor before any court or administrative agency which in Guarantor's reasonable opinion might have any material adverse effect on the business, condition (financial or otherwise) or operations of Guarantor.

         SECTION  6.   BUSINESS  COVENANTS.   So  long  as  there  shall  remain
outstanding  any  obligation  or  covenant  under  the  Transaction   Documents,
Guarantor agrees that:

                  (a) FINANCIAL STATEMENTS. (i) within sixty (60) days after the end of each fiscal quarter (except the fourth quarter), Debtor will cause Guarantor to furnish to Secured Party unaudited quarterly financial statements (including consolidated balance sheets of Guarantor) as of the end of such quarterly period, and consolidated statements of income, retained earnings and changes in financial position or cash flows for the year to date of Guarantor setting forth in each case comparative consolidated financial statements for the corresponding period in the preceding year all prepared by Guarantor in accordance with generally accepted accounting principles applied on a consistent basis and certified by the president, chief financial officer or any vice president of Guarantor who prepared such financial statements as being true and accurate and fairly representing the financial condition of Guarantor and (ii) within 120 days after the end of each fiscal year, furnish to Secured Party audited year end financial statements (including consolidated balance sheets of Guarantor) as of the end of such fiscal year, and the notes thereto, and consolidated statements of income, retained earnings and cash flows for the year then ended of Guarantor and the notes thereto, and setting forth in each case comparative consolidated financial statements for the corresponding period in the preceding year, all prepared in accordance with generally accepted accounting principles consistently applied and containing, with respect to such financial statements, opinions of a firm of independent certified public accountants of national prominence selected by Guarantor that such reports are without a "going concern" or like qualification or exception, or qualification indicating that the scope of the audit was inadequate or limited;

                  (b) MERGER; CONSOLIDATION. Guarantor may not consolidate with, merge with or into, or sell, lease or otherwise transfer all or substantially all of its assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions), to any Person unless: (i) Guarantor shall be the continuing Person, or the Person (if other than Guarantor) formed by such consolidation or into which Guarantor is merged or to which the properties and assets of Guarantor are sold, leased or otherwise transferred shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and shall expressly assume, by a written agreement, executed and delivered to Secured Party, in form and substance satisfactory to Secured Party all of the obligations of Guarantor under this Guaranty, and the obligations under this Guaranty shall remain in full force and effect; and (ii) immediately before and immediately after giving effect to such transaction, no Default or Event of Default hereunder or under the Security Agreement shall have occurred and be continuing;

                  In connection with any consolidation, merger, sale, lease or other transfer contemplated by this provision, Guarantor shall deliver, or cause to be delivered, to Secured Party, in form and substance reasonably satisfactory to Secured Party, an officers' certificate and an opinion of counsel, each stating that such consolidation, merger, sale, lease or other transfer and the written agreement in respect thereto comply with this provision and the representations, warranties and covenants of this Guaranty and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with;

                  (c) NET WORTH. The Guarantor will not, at any time, permit Consolidated Net Worth to be less than the sum of (a) Ninety Million Dollars ($90,000,000.00), plus (b) an aggregate amount equal to fifty percent (50%) of Consolidated Net Income (but, in each case, only if a positive number) for each completed fiscal year of the Guarantor beginning with the fiscal year ending December 31, 1995.

                  (d) INTEREST COVERAGE. The Guarantor will not, at any time, permit EBITDA for the period of four consecutive fiscal quarters of the Guarantor then most recently ended to be less than five hundred percent (500%) of Consolidated Interest Expense for such period.

                  (e) DEBT INCURRENCE. The Guarantor will not, directly or indirectly, create, incur, assume, guarantee, or otherwise become directly or indirectly liable with respect to, any Debt (including, without limitation, any extension, renewal or refunding of Debt), unless on the date the Guarantor becomes liable with respect to any such Debt and immediately after giving effect thereto and the concurrent retirement of any other Debt,

                    (i) no Default or Event of Default exists, and

                    (ii) Consolidated Debt does not exceed fifty percent (50%) of Total Capitalization.

For purposes of this Guaranty, the following capitalized terms shall have the following meanings:

                  "CAPITAL LEASE" means a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

                  "CAPITAL LEASE OBLIGATIONS" means, with the respect to any Person and a Capital Lease, the amount of the obligation of such Person as the lessee under such Capital Lease which would in accordance with GAAP, appear as a liability on a balance sheet of such Person.

                  "CONSOLIDATED DEBT" means, as of any date of determination, the total of all Debt of the Guarantor and the Restricted Subsidiaries outstanding on such date, after eliminating all offsetting debits and credits between the Guarantor and the Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Guarantor and the Restricted Subsidiaries in accordance with GAAP.

                  "CONSOLIDATED INTEREST EXPENSE" means, with respect to any period, the sum (without duplication) of the following (in each case, eliminating all offsetting debits and credits between the Guarantor and the Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Guarantor and the Restricted Subsidiaries in accordance with GAAP):

                           (a) all interest in respect of Debt of the  Guarantor
                  and the Restricted Subsidiaries (including imputed interest on Capital Lease Obligations) deducted in determining Consolidated Net Income for such period, and

                           (b) all   debt  discount  and  expense  amortized  or
                  required to be amortized in the determination of Consolidated Net Income for such period.

                  "CONSOLIDATED NET INCOME" means, with reference to any period, the net income (or loss) of the Guarantor and the Restricted Subsidiaries for such period (taken as a cumulative whole), as determined in accordance with GAAP, after eliminating all offsetting debits and credits between the Guarantor and the Restricted Subsidiaries and all other items required to be eliminated in the course of the preparation of consolidated financial statements of the Guarantor and the Restricted Subsidiaries in accordance with GAAP, provided that there shall be excluded:

                           (a) any  gains  resulting  from any  write-up  of any
                  assets (but not any loss resulting from any write-down of any assets),

                           (b) the income (or loss) of any Person  accrued prior
                  to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Guarantor or a Restricted Subsidiary, and the income (or loss) of any Person, substantially all of the assets of which have been acquired in any manner by the Guarantor or any Restricted Subsidiary, realized by such other Person prior to the date of acquisition,

                           (c) in  the case of  a  successor to the Guarantor by
                  consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets,

                           (d) any aggregate net gain (but not any aggregate net
                  loss) during such period arising from the sale, conversion, exchange or other disposition of capital assets (such term to include, without limitation, (i) all non-current assets and, without duplication, (ii) the following, whether or not current: all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all securities),

                           (e) any  portion  of  such  net income that cannot be
                  freely converted into United States Dollars,

                           (f) the income (or loss) of any Person  (other than a
                  Restricted Subsidiary) in which the Guarantor or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Guarantor or such Restricted Subsidiary in the form of cash dividends or similar cash distributions,

                           (g) any gain arising from the acquisition of any security, or the extinguishment, under GAAP, of any Debt, of the Guarantor or any Restricted Security,

                           (h) any net  income  or gain or any net  loss  during
                  such period from (i) any change in accounting principles in accordance with GAAP or (ii) any prior period adjustments resulting from any change in accounting principles in accordance with GAAP, and

                           (i) any net  income  or gain  (but not any net  loss)
                  during such period from (i) any extraordinary items or (ii) any discontinued operations or the disposition thereof.

                  "CONSOLIDATED NET WORTH" means, at any time, the total stockholders' equity which would be shown in consolidated financial statements of the Guarantor and the Restricted Subsidiaries prepared at such time in accordance with GAAP.

                  "DEBT" means, with respect to any Person, without duplication,

                           (a)  its obligations for borrowed money;

                           (b) its obligations in respect of banker's acceptances, other acceptances, letters of credit and other instruments serving a similar function issued or accepted by banks and other financial institutions for the account of such Person (whether or not incurred in connection with the borrowing of money);

                           (c) its obligations that are evidenced by bonds, notes, debentures or similar instruments;

                           (d) its obligations  for the deferred  purchase price
                  of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all obligations created or arising under any conditional sale or other title retention agreement with respect to any such property);

                           (e) its Capital Lease Obligations;

                           (f) its  obligations  in  respect  of all mandatorily
                  redeemable preferred stock of such Person;

                           (g) its obligations for borrowed money secured by any
                  Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such obligations); and

                           (h) any guaranty of such Person with respect to liabilities of a type described in any clauses (a) through (g) hereof.

                  Debt of any person shall include all obligations of such Person of the character described in clauses (a) through (h) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

                  "EBITDA" means, in respect of any period, Consolidated Net Income for such period minus:

                           (a) to  the extent  added in the computation  of such
                  Consolidated Net Income, each of the following:

                                (i) extraordinary  gains,  net of  extraordinary
                            losses, and

                                (ii) gains,  net  of  losses,  arising  from the
                            disposition of property other than in the ordinary course of business, plus

                           (b) to the extent deducted in the computation of such
                  Consolidated Net Income, each of the following:

                                 (i)  Consolidated   Interest  Expense,  net  of
                           interest and other investment income,

                                (ii) taxes imposed on or measured by income or excess profits of the Guarantor and the Restricted
                            Subsidiaries,

                               (iii) the amount of all depreciation, depletion and amortization allowances and other non-cash expenses of the Guarantor and the Restricted Subsidiaries,

                                (iv) extraordinary  losses, net of extraordinary
                           gains, and

                                 (v) losses,  net  of gains,  arising  from  the
                           disposition of property other than in the ordinary course of business.

                  "EQUITY INTEREST" means (a) the outstanding Voting Stock of a corporation or other business entity, (b) the interest in the capital or profits of a corporation, limited liability company, partnership or joint venture, or (c) the beneficial interest in a trust or estate.

                  "GAAP" means generally accepted accounting principles as in effect in the United States as of the date hereof.

                  "LIEN" means with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender, or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).

                  "PERSON" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.

                  "RESTRICTED SUBSIDIARY" means and includes each and every Subsidiary other than any Subsidiary which, at the time of any determination hereunder, has been designated by the Board of Directors and by written notice of the Guarantor to all of the holders to be an Unrestricted Subsidiary; provided, in any event, that each of the following shall at all times constitute a Restricted Subsidiary:

                           (a)  each  Subsidiary   identified  on  SCHEDULE  5.4
                  attached hereto; and

                           (b)  each   Subsidiary   which   owns,   directly  or
                  indirectly, more than fifty percent (50%) of the Equity Interest of a Restricted Subsidiary.

                  "TOTAL   CAPITALIZATION"  means,  at  any  time,  the  sum  of
         Consolidated Debt plus Consolidated Net Worth, in each case at such time.

                  "VOTING STOCK" means the capital stock or similar interest of any class or classes (however designated) of a corporation or other business entity, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of the members of the board of directors (or Persons performing similar functions) of a corporation or other business entity.

         SECTION 7. SUCCESSORS AND ASSIGNS. This Guaranty shall inure to the benefit of and be binding upon the successors and assigns of Secured Party and of Guarantor. The dissolution or release from liability of any other guarantor shall not relieve Guarantor from liability hereunder.

         SECTION 8. FEES AND EXPENSES. Guarantor shall be liable for all reasonable out-of-pocket legal fees and other reasonable out-of-pocket costs and expenses (including without limitation reasonable attorneys' fees) incurred by reason of the enforcement by Secured Party of its rights hereunder.

         SECTION 9. NOTICES. Except as expressly permitted herein to the contrary, all notices and other communications provided for hereunder shall be in writing (including communication by telecopier) and mailed (postage prepaid, by registered or certified mail, return receipt requested), telegraphed, telecopied or hand delivered:

if to Secured Party, at:

                       NationsBanc Leasing Corporation of
                                 North Carolina
                      101 South Tryon Street, NC1-002-38-20
                         Charlotte, North Carolina 28255
                      Attention: Manager of Corporate Lease
                                 Administration
                            Telecopy: (704) 386-0892

or if to Guarantor, at:

                                  Seitel, Inc.
                     50 Briar Hollow Lane, 7th Floor - West
                              Houston, Texas 77027
                           Attention: Debra D. Valice
                            Telecopy: (713) 627-1114

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall be effective (a) five (5) days after such have been deposited in the mail or (b) immediately (i) after such have been telecopied to the appropriate telecopy number and (ii) after such have been hand delivered to the appropriate address.

         SECTION 10. APPLICABLE LAW; CONSENT TO JURISDICTION AND VENUE; WAIVER OF JURY TRIAL. THIS GUARANTY AND THE TRANSACTION DOCUMENTS AND ALL MATTERS RELATING THERETO SHALL, EXCEPT TO THE EXTENT OTHERWISE REQUIRED BY APPLICABLE LAW, BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NORTH CAROLINA WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES. GUARANTOR HEREBY SUBMITS TO THE JURISDICTION AND VENUE OF THE STATE AND FEDERAL COURTS OF NORTH CAROLINA AND AGREES THAT SECURED PARTY MAY, AT ITS OPTION, ENFORCE ITS RIGHTS HEREUNDER AND UNDER THE TRANSACTION DOCUMENTS IN SUCH COURTS. GUARANTOR HEREBY IRREVOCABLY WAIVES THE DEFENSE OF AN INCONVENIENT FORUM TO MAINTENANCE OF ANY ACTION OR PROCEEDING BY SECURED PARTY IN SUCH COURTS. TO THE EXTENT PERMITTED BY APPLICABLE LAW, GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE TRANSACTION DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.


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




     IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed as of the date hereof by its duly authorized officer.



                                                    SEITEL, INC.


                                                    By
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                                                    Title
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